-vi-













                      CREDIT AGREEMENT

                            AMONG

           SOUTHWEST ROYALTIES, INC., AS BORROWER,

                             AND

                    BANK ONE, TEXAS, N.A.
              AND THE INSTITUTIONS NAMED HEREIN
                          AS BANKS

                             AND
                   BANK ONE, TEXAS, N.A.,
                   AS ADMINISTRATIVE AGENT

                      DECEMBER 29, 1999

                      TABLE OF CONTENTS

                                             Page No.

1.   Definitions                                 1

2.   Commitment of the Lenders                  12
     (a)  Terms of Commitment                   12
     (b)  Procedure for Borrowing               12
     (c)  Letters of Credit                     13
     (d)  Procedure for Obtaining Letters of Credit    14
     (e)  Voluntary Reduction of Commitment     14
     (f)  Mandatory Commitment Reductions       15
     (g)  Several Obligations                   15
     (h)  Type and Number of Advances           15
     (i)  Requirements of Note Purchase Agreement15

3.   Notes Evidencing Loans.                    16
     (a)  Form of Notes                         16
     (b)  Issuance of Additional Notes          16
     (c)  Interest Rate                         16
     (d)  Payment of Interest                   17
     (e)  Payment of Principal                  17
     (f)  Payment to Lenders                    17
     (g)  Sharing of Payments, Etc.             17
     (h)  Non-Receipt of Funds by the Agent     17

4.   Interest Rates.                            18
     (a)  Options                               18
     (b)  Interest Rate Determination           19
     (c)  Conversion Option                     19
     (d)  Recoupment                            19

5.   Special Provisions Relating to Loans       20
     (a)  Unavailability of Funds or Inadequacy
           of Pricing                           20
     (b)  Change in Laws                        20
     (c)  Increased Cost or Reduced Return      20
     (d)  Discretion of Lender as to Manner of Funding 22
     (e)  Breakage Fees                         22

6.   Collateral Security                        23

7.   Borrowing Base                             24
     (a)  Initial Borrowing Base                24
     (b)  Subsequent Determinations of Borrowing Base  24
     (c)  Procedures for Determining Borrowing Base    25

8.   Fees                                       26
     (a)  Unused Commitment Fee                 26
     (b)  The Letter of Credit Fee              26
     (c)  Agency Fees                           26
     (d)  Facility Fee                          26
     (e)  Enhancement Fee.                      26
     (f)  Arrangement Fee.                      26

9.   Prepayments                                26
     (a)  Voluntary Prepayments                 26
     (b)  Mandatory Prepayment For Borrowing Base
           Deficiency                           27

10.  Representations and Warranties             27
     (a)  Creation and Existence.               27
     (b)  Power and Authority.                  27
     (c)  Binding Obligations                   27
     (d)  No Legal Bar or Resultant Lien        28
     (e)  No Consent                            28
     (f)  Financial Condition                   28
     (g)  Liabilities                           28
     (h)  Litigation                            28
     (i)  Taxes; Governmental Charges           28
     (j)  Titles, Etc                           29
     (k)  Defaults                              29
     (l)  Casualties; Taking of Properties      29
     (m)  Use of Proceeds; Margin Stock         29
     (n)  Location of Business and Offices      30
     (o)  Compliance with the Law               30
     (p)  No Material Misstatements             30
     (q)  Not A Utility                         30
     (r)  ERISA                                 30
     (s)  Public Utility Holding Company Act    31
     (t)  Subsidiaries                          31

     (u)  Environmental Matters                 31
     (v)  Liens                                 31
     (w)  Year 2000 Compliance                  31

11.  Conditions of Lending                      32

12.  Affirmative Covenants                      35
     (a)  Financial Statements and Reports      35
     (b)  Certificates of Compliance            36
     (c)  Accountants' Certificate              36
     (d)  Taxes and Other Liens                 37
     (e)  Compliance with Laws and Contracts    37
     (f)  Further Assurances                    37
     (g)  Performance of Obligations            37
     (h)  Insurance                             37
     (i)  Accounts and Records                  38
     (j)  Right of Inspection                   38
     (k)  Notice of Certain Events              39
     (l)  ERISA Information and Compliance      39
     (m)  Environmental Reports and Notices     39
     (n)  Compliance and Maintenance            39
     (o)  Operation of Properties               40
     (p)  Compliance with Leases and Other Instruments 40
     (q)  Certain Additional Assurances Regarding
          Maintenance and Operations of Properties     41
     (r)  Sale  of  Certain  Assets/Prepayment  of  Proceeds
          41
     (s)  Title Matters                         41
     (t)  Curative Matters                      41
     (u)  Change of Principal Place of Business 42
     (v)  Cash Collateral Accounts              42
     (w)  Year 2000 Compatibility               42
     (x)  Engineering Report                    43

13.  Negative Covenants                         43
     (a)  Negative Pledge                       43
     (b)  Current Ratio                         44
     (c)  Minimum Interest Coverage Ratio       44
     (d)  Consolidations and Mergers            44
     (e)  Debts, Guaranties and Other Obligations44
     (f)  Dividends                             45
     (g)  Loans and Advances                    45

     (h)  Payables and Receivables              45
     (i)  Nature of Business                    45
     (j)  Transactions with Affiliates          46
     (k)  Hedging Transactions                  46
     (l)  Investments                           46
     (m)  Amendment to Articles of Incorporation
           or Bylaws                            47
     (n)  Proceeds of Production                47
     (o)  Issuance of Preferred Stock           47
     (p)  Amendments to and Redemption of Preferred
           Stock or Other Equity                47
     (q)  Payment or Pre-Payment of Other Indebtedness 47
     (r)  Purchase of Senior Notes              47

14.  Events of Default                          47

15.  The Agent and the Lenders                  49
     (a)  Appointment and Authorization         50
     (b)  Note Holders                          50
     (c)  Consultation with Counsel             51
     (d)  Documents                             51
     (e)  Resignation or Removal of Agent       51
     (f)  Responsibility of Agent               51
     (g)  Independent Investigation             53
     (h)  Indemnification                       53
     (i)  Benefit of Section 15                 54
     (j)  Pro Rata Treatment                    54
     (k)  Assumption as to Payments             54
     (l)  Other Financings                      55
     (m)  Interests of Lenders                  55
     (n)  Investments                           55

16.  Exercise of Rights                         55

17.  Notices                                    56

18.  Expenses                                   56

19.  Indemnity                                  57

20.  Governing Law                              58

21.  Invalid Provisions                         58

22.  Maximum Interest Rate                      58

23.  Amendments                                 58

24.  Multiple Counterparts                      59

25.  Conflict                                   59

26.  Survival                                   59

27.  Parties Bound                              59

28.  Assignments and Participations             59

29.  Choice of Forum: Consent to Service of Process
      and Jurisdiction                          61

30.  Waiver of Jury Trial                       62

31.  Other Agreements                           62

32.  Financial Terms                            62

Exhibits

Exhibit "A"    -    Notice of Borrowing
Exhibit "B"    -    Note
Exhibit "C"    -    Certificate of Compliance
Exhibit  "D"     -     Form  of  Assignment  and  Acceptance
Agreement
Exhibit "E"    Note Purchase Agreement
Exhibit "F-1"  Unconditional  Guaranty-Southwest   Royalties
               Holdings, Inc.
Exhibit "F-2"  Unconditional Guaranty-Blue Heel Company

Schedules

Schedule 1     -    Liens
Schedule 2  -  Partnership Interests
Schedule 3     -    Financial Condition
Schedule 4     -    Liabilities
Schedule 5     -    Litigation
Schedule 6     -    Subsidiaries
Schedule 7     -    Environmental Matters
Schedule 8  -  Title Matters
Schedule 9  -  Curative Matters
Schedule 10 -  Required Floors

                      CREDIT AGREEMENT

      THIS CREDIT AGREEMENT (hereinafter referred to as the "Agreement") executed as of the 29th day of December, 1999, by and between SOUTHWEST ROYALTIES, INC., a Delaware corporation ("Borrower") and BANK ONE, TEXAS, N.A., a national banking association ("Bank One") and each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Agreement) or which may from time to time become a party hereto pursuant to the provisions of Section 28 hereof or any successor or assignee thereof (hereinafter collectively referred to as "Lenders", and individually, "Lender"), Bank One, as Administrative Agent (the "Agent").

                         WITNESSETH:

      WHEREAS, Borrower has requested the Lenders make available to it a revolving loan facility in the amount of up to $50,000,000; and

      WHEREAS, to induce the Lenders to make such facility available to Borrower, Borrower has requested El Paso Energy Corporation ("El Paso") to agree, under certain circumstances, to purchase certain of the obligations of Borrower under such facility from the Lenders at par; and

       WHEREAS,  the  Lenders  have  agreed  to  make   such
facilities available to Borrower.

       NOW,   THEREFORE,  in  consideration  of  the  mutual
covenants and agreements herein contained, the parties hereby agree as follows:

1. Definitions. When used herein the terms "Agent", "Agreement", "Bank One", "Borrower", "El Paso", "Lender" and "Lenders" shall have the meanings indicated above. When used herein the following terms shall have the following meanings:

            Advance or Advances means a loan or loans hereunder.

           Affiliate means any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

          Alternate Prime Rate shall mean, as of any date, a rate of interest per annum equal to the higher of
     (i) the Prime Rate for such date, and (ii) the sum of the Federal Funds Effective Rate for such date plus one-half of one percent (.50%) per annum.

           Applicable Prime Rate means, as of any date, the sum of the Alternate Prime Rate plus the Prime Rate
     Margin.

            Assignment  and  Acceptance  means  a   document
     substantially in the form of Exhibit  "D" hereto.

           Borrowing Base means the amount determined by the Lenders from time to time pursuant to Section 7 hereof.

           Borrowing Base Usage means, as of any date, all amounts outstanding on the Loans plus all outstanding
     Letters of Credit, divided by the Borrowing Base.

           Borrowing Date means the date elected by Borrower pursuant to Section 2(b) hereof for an Advance on the Revolving Loan.

           Business Day means (i) with respect to any borrowing, payment or note selection of Eurodollar Loans, a day (other than Saturdays or Sundays) on which banks are legally open for business in Dallas, Texas and New York, New York and on which dealings in United States dollars are carried on in the London interbank market, and (ii) for all other purposes a day (other than Saturdays and Sundays) on which banks are legally open for business in Dallas, Texas.

          Cash Collateral Accounts is used herein as defined in Section 12(v).

           Change of Control shall occur if any Person (or syndicate or group of Persons which is deemed a Person for the purposes of Sections 13(d) or 14(d)(ii) of the Securities Act of 1934, as amended) shall acquire, directly or indirectly an amount of issued and outstanding voting stock of Borrower (including the acquisition of newly-issued stock) sufficient to change the control of Borrower by causing the election or change of a majority of the directors of Borrower.

           Change of Management means a Change of Management shall occur if H.H. Wommack, III, ever ceases to act as Chief Executive Officer of Borrower, whether in the capacity of President or Chairman, and a replacement for such officer, acceptable to Agent, is not appointed within thirty (30) days thereafter.

           Commitment means (A) For all Lenders, the lesser of (i) $50,000,000 or (ii) the Borrowing Base in each case as reduced from time to time pursuant to Sections 2 and 7 hereof, and (B) as to any Lender, its obligation to make Advances hereunder on the Loan and purchase participations in Letters of Credit issued hereunder by the Agent in amounts not exceeding, in the aggregate, an amount equal to such Lender's Commitment Percentage times the total Commitment as of any date. The Commitment of each Lender hereunder shall be adjusted from time to time to reflect assignments made by such Lender pursuant to Section 28 hereof. Each reduction in the Commitment shall result in a Pro Rata reduction in each Lender's Commitment.

            Commitment Percentage means for Lender the percentage set forth in either (i) such Lender's
     Assignment and Acceptance Agreement, or (ii) opposite Lender's name on the signature page hereto. The Commitment Percentage of each Lender hereunder shall be adjusted from time to time to reflect assignments made by such Lender pursuant to Section 28 hereof.

           Current  Assets means the total  of  the  current
     assets  of  Borrower as determined in  accordance  with
     GAAP   prior   to  any  consolidation  with  Borrower's
     Subsidiaries (except for Blue Heel Company).

           Current Liabilities means the total of current obligations of Borrower as determined in accordance with GAAP prior to any consolidation with Borrower's Subsidiaries (except for Blue Heel Company), excluding therefrom current maturities of the Loans.

            Default  means  all  the  events  specified   in
     Section 14 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event as an Event of Default.

           Defaulting  Lender is used herein as  defined  in
     Section 3(f) hereof.

           EBITDA means the earnings of Borrower for any period before provision for interest expense, income taxes, depreciation, depletion and amortization for such period, as determined in accordance with GAAP prior to any consolidation with Borrower's Subsidiaries (except for Blue Heel Company), but including any earnings of Borrower's subsidiaries to the extent actually paid to Borrower in cash during such period.

          Effective Date means the date of this Agreement.

           Eligible Assignee means any of (i) a Lender, El Paso, or any Affiliate of a Lender or of El Paso;
     (ii) a commercial Lender organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000;
     (iii) a commercial Lender organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000.00, provided that such Lender is acting through a branch or agency located in the United States; (iv) a Person that is primarily engaged in the business of commercial lending and that (A) is a subsidiary of a Lender, (B) a subsidiary of a Person of which a Lender is a subsidiary, or (C) a Person of which a Lender is a subsidiary; (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans, bonds, or debt securities as one of its businesses, including, but not limited to, insurance companies, mutual funds, investments funds, investment companies and lease financing companies; and
     (vi) with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor (and treating all such funds so managed as a single Eligible Assignee); provided, however, that no Affiliate of Borrower shall be an Eligible Assignee.

            Environmental Laws means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. 9601, et seq., the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A. 6901, et seq., the Clean Water Act, 33 U.S.C.A. 1251, et seq., the Clean Air Act, 42 U.S.C.A. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C.A. 2601, et seq., The Oil Pollution Act of 1990, 33 U.S.G. 2701, et seq., and all other laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders, permits and restrictions of any federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, relating to oil pollution, air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site asbestos, radioactive materials, spilled or leaked petroleum products, distillates or fractions and industrial solid waste or "hazardous substances" as defined by 42 U.S.C. 9601, et seq., as amended, as each of the foregoing may be amended from time to time.

           Environmental Liability means any claim, demand, obligation, cause of action, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the release of any substance into the environment which is required to be remediated by a regulatory agency or governmental authority or the imposition of any Environmental Lien (as hereinafter defined) which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

           Environmental Lien means a Lien in favor  of  any
     court, governmental agency or instrumentality or any other Person (i) for any Environmental Liability or
     (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of asbestos or "hazardous substance" into the environment, the imposition of which Lien could reasonably be expected to have a Material Adverse Effect.

            ERISA   means  the  Employee  Retirement  Income
     Security Act of 1974, as amended.

           Eurodollar Loan means any loan during any period which bears interest at the Eurodollar Rate, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

          Eurodollar Margin shall be:

                (i)  two and one-quarter percent (2.25%) per
          annum whenever the Borrowing Base Usage is equal to or greater than 80%;

                (ii) two percent (2%) per annum whenever the Borrowing Base Usage is equal to or greater than 60% but less than 80%; or

                (iii)      one  and  three-quarters  percent
          (1.75%)  per  annum  whenever the  Borrowing  Base
          Usage is less than 60%.

           Eurodollar Base Rate means with respect to any Interest Period, the offered rate for U.S. Dollar deposits of not less than $1,000,000 as of 11:00 A.M.
     City of London, England time two (2) Business Days prior to the first date of each Interest Period as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate
     system ("Telerate"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate. Provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently obtained by Agent from an alternate, substantially similar independent source available to Agent or shall be calculated by Agent by substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

            Eurodollar Rate means, with respect to a Eurodollar Loan for the relevant Interest Period, the sum of (i) the quotient of (A) the Eurodollar Base Rate applicable to such Interest Period, divided by (B) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus the
     (iii) Eurodollar Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16th of one percent if the rate is not such a multiple.

           Federal Funds Effective Rate shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business
     Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Dallas, Texas time) on such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

           Financial Statements means balance sheets, income statements, statements of cash flow, and appropriate footnotes and schedules, prepared in accordance with GAAP.

            GAAP   means   generally   accepted   accounting
     principles, consistently applied.

          Guarantors mean Southwest Royalties Holdings, Inc.
     and Blue Heel Company.

           Guaranties mean unconditional guaranties in the form of Exhibits "F-1" and "F-2" hereto.

           Indenture means that certain Indenture dated October 15, 1997, as from time to time amended between Borrower, Southwest Royalties Holdings, Inc. and State Street Bank and Trust Company, as Trustee, pursuant to which $200,000,00 of Borrower's 10.5% Senior Notes due 2004, Series A were issued.

           Interest Payment Date means the last day of each calendar month, and in addition, in the case of Eurodollar Loans, the last day of the applicable
     Interest Period.

            Interest Period means with respect to any Eurodollar Loan (i) initially, the period commencing on the date such Eurodollar Loan is made and ending one
     (1), two (2), three (3) or six (6) months thereafter as selected by the Borrower pursuant to Section 4(a)(ii), and (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower pursuant to
     Section 4(a)(ii); provided, however, that (i) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) if any Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Business Day of a calendar month, and (iii) no Interest Period may be elected which would expire after the Maturity Date.

           Letters  of Credit is used herein as  defined  in
     Section 2(c) hereof.

           Lien means any mortgage, deed of trust, pledge, security interest, assignment, encumbrance or lien
     (statutory or otherwise) of every kind and character.

           Loans means loans made under the Commitment pursuant to Section 2 hereof.

           Loan Documents means this Agreement, the Notes, the Note Purchase Agreement, the Security Instruments and all other documents executed in connection with the transaction described in this Agreement.

           Lockbox  Accounts is used herein  as  defined  in
     Section 12(v) hereof.

           Material Adverse Effect shall mean a material adverse effect on (i) the assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of the Borrower, (ii) the ability of the Borrower to carry out its businesses as of the date of this Agreement or as proposed at the date of this Agreement to be conducted, (iii) the ability of Borrower to perform fully and on a timely basis its obligations under any of the Loan Documents, or (iv) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Agent or the Lenders thereunder.

          Maturity Date means December 29, 2000.

           Maximum Rate means at any particular time in question, the maximum non-usurious rate of interest which under applicable law may then be charged on the Note. If such Maximum Rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as the effective date of each change in such Maximum Rate.

          Minimum Interest Coverage Ratio means the ratio of Borrower's consolidated EBITDA for the period being measured to the sum of Borrower's consolidated Total
     Interest Expense for the period being measured.

           Monthly Commitment Reduction is used herein, as defined in Section 2(f) hereof.

           Net  Income  means Borrower's  net  income  after
     income  taxes calculated in accordance with GAAP  prior
     to   any  consolidation  with  Borrower's  Subsidiaries
     except for consolidation with Blue Heel Company.

            Note Purchase Agreement means that certain agreement between the Lenders and El Paso dated of even date herewith pursuant to which El Paso agrees, under certain conditions, to either purchase the Lender's Notes at par or purchase a participation in such Notes.

           Notes means the Notes, substantially in the form of Exhibit "B", hereto issued or to be issued hereunder to each Lender, respectively, to evidence the indebtedness to such Lender arising by reason of the Advances on the Loans, together with all modifications, renewals and extensions thereof or any part thereof.

           Oil and Gas Properties means all oil, gas and mineral properties and interests, related personal properties, in which Borrower grants to the Lenders a lien or security interest pursuant to Section 6 hereof.

           Operating  Accounts is used herein as defined  in
     Section 12(v) hereof.

           Other  Financing  is used herein  as  defined  in
     Section 15(l) hereof.

             Payor   is   used   herein   as   defined    in
     Section 3(h)hereof.

            Permitted   Liens  shall  mean  (i)   royalties,
     overriding royalties, reversionary interests, production payments (but only to the extent existing on the date hereof and specifically disclosed in the Security Instruments), and similar burdens; (ii) sales contracts or other arrangements for the sale of production of oil, gas or associated liquid or gaseous hydrocarbons which would not (when considered cumulatively with the matters discussed in clause (i) above) deprive Borrower of any material right in respect of any such Borrower's assets or properties (except for rights customarily granted with respect to such contracts and arrangements); (iii) statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings, levy and execution thereon having been stayed and continue to be stayed and for which such Borrower has set aside on its books adequate reserves in accordance with GAAP); (iv) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of Borrower's assets or properties and that do not individually or in the aggregate, cause a Material Adverse Effect; (v) materialmen's, mechanic's, repairman's, employee's, warehousemen's, landlord's, carrier's, pipeline's, contractor's, sub-contractor's, operator's, non-operator's (arising under operating or joint operating agreements), and other Liens (including any financing statements filed in respect thereof) incidental to obligations incurred by Borrower in connection with the construction, maintenance, development, transportation, storage or operation of Borrower's assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which Borrower has set aside on its books adequate reserves in accordance with GAAP); (vi) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (vii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed; (ix) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate Borrower's assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority;
     (x) Liens incurred pursuant to the Security Instruments; and (xii) Liens existing at the date of this Agreement which have been identified in Schedule "1" hereto.

           Person means an individual, a corporation, a partnership, a limited liability company, an
     association,   a   trust  or  any   other   entity   or
     organization, including a government or political subdivision or an agency or instrumentality thereof.

           Plan means any plan subject to Title IV of ERISA and maintained by Borrower, or any such plan to which Borrower is required to contribute on behalf of its employees.

           Pre-Approved Contracts as used herein shall mean any contracts or agreements entered into in connection with any Rate Management Transaction designed to hedge, provide a price floor for, or swap crude oil or natural gas or otherwise sell up to (i) 100% of the Borrower's anticipated production from proved, developed producing reserves of crude oil through December 31, 1999, and, thereafter, 90% of such monthly production forecast, and/or (ii) 100% of the Borrower's anticipated production from proved, developed producing reserves of natural gas through December 31, 1999, and, thereafter, 90% of such monthly production forecast, during the period from the immediately preceding settlement date (or the commencement of the term of such hedge transactions if there is no prior settlement date) to such settlement date, (ii) with a maturity of twenty-four  (24)  months or less, (iii)  with  "strike
     prices" per barrel or Mmbtu greater than Agent's forecasted price in the most recent engineering evaluation of Borrower's Oil and Gas Properties, adjusted for the difference between the forecasted price and the Borrower's actual product price as reasonably determined by the Agent, and (iv) with counterparties to the hedging agreement which are reasonably approved by Agent.

           Prime Rate means a rate per annum equal to the prime rate of interest announced from time to time by Agent or its parent (which is not necessarily the lowest rate charged any customer), changing when and as said prime rate changes.

           Prime Rate Loans means loans during any period which bear interest based upon the Prime Rate or which would bear interest based upon the Prime Rate if the Maximum Rate ceiling was not in effect at that particular time.

          Prime Rate Margin means:

                 (i)    one-fourth  of  one  percent  (.25%)
          whenever the Borrowing Base Usage is equal to or greater than 80%;

               (ii) zero percent (0%) whenever the Borrowing
          Base Usage is less than 80%.

           Pro  Rata or Pro Rata Part means for each Lender,
     (i) for all purposes where no Revolving Loan is outstanding, such Lender's Commitment Percentage and
     (ii) otherwise, the proportion which the portion of the outstanding Revolving Loans owed to such Lender bears to the aggregate outstanding Revolving Loans owed to all Lenders at the time in question.

           Rate Management Transaction means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Borrower and any other Person which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, forward exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

           Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto and other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

           Reimbursement Obligations means, at any time, the obligations of the Borrower in respect of all Letters of Credit then outstanding to reimburse amounts paid by any Lender in respect of any drawing or drawings under a Letter of Credit.

           Release  Price  is  used  herein  as  defined  in
     Section 12(r) hereof.

          Required Lenders means Lenders holding 100% of the Commitment or if the Commitment has been terminated, Lenders holding 100% of the outstanding Loans.

           Required  Payment is used herein  as  defined  in
     Section 3(h) hereof.

           Reserve Requirement means, with respect to any Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

            Security Instruments is used collectively herein to mean this Agreement, the Guaranties, all Deeds of Trust, Mortgages, Security Agreements, Assignments of Production and Financing Statements and other collateral documents covering the Oil and Gas Properties and related personal property, equipment, oil and gas inventory and proceeds of the foregoing, all such documents to be in form and substance satisfactory to Agent.

           Senior Notes means notes issued pursuant to the Indenture.

           Subsidiary means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Borrower or another subsidiary of Borrower.

           Total Interest Expense means Borrower's total interest expense for any period, as determined in accordance with GAAP, excluding non-cash interest items such as amortization of loan costs and excluding interest expense of Borrower's Subsidiaries except to the extent paid or guaranteed by Borrower.

           Total Outstandings means, as of any date, the sum of (i) the total principal balance outstanding on the Notes, plus (ii) the total face amount of all outstanding Letters of Credit, plus (iii) the total amount of all unpaid Reimbursement Obligations.

           Tranche A means that portion of the Commitment available to Borrower from time to time to fund working capital needs and letters of credit.

           Tranche B means that portion of the Commitment available to Borrower from time to time for other general corporate purposes.

              Unscheduled Redetermination means a redetermination of the Borrowing Base made at any time other than on the dates set for the regular semi-annual redetermination of the Borrowing Base which are made
     (A) at the reasonable request of Borrower one time between each scheduled Borrowing Base redetermination and (B) at the request of Agent or Required Lenders.

          Unused Commitment Fee Rate means:

               (i) one-half of one percent (.50%) per annum whenever the Borrowing Base Usage is equal to or greater than 80%; or

               (ii) three-eighths of one percent (.375%) per annum whenever the Borrowing Base Usage is less than 80%.

2.   Commitment of the Lenders.

     (a) Terms of Commitment. On the terms and conditions hereinafter set forth, each Lender agrees, subject to the provisions of this Section 2, severally to make Advances to the Borrower from time to time during the period beginning on the Effective Date and ending on the Maturity Date in such amounts as the Borrower may request from time to time up to an amount not to exceed, in the aggregate principal amount outstanding at any time, the Commitment. Subject to availability under the Borrowing Base, Advances hereunder may be made under either Tranche A or Tranche B, but Advances under Tranche B are only available to Borrower prior to February 28, 2000. The obligation of the Borrower hereunder shall be evidenced by this Agreement and the Notes issued in connection herewith, said Notes to be as described in Section 3 hereof. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder unless Required Lenders have specifically approved such Advance or if any Default or Event of Default has occurred and is continuing. Notwithstanding any of the foregoing, the Borrower hereby acknowledges and agrees that no Advance may be made under the terms of this Agreement unless El Paso has consented to such Advance pursuant to
Section 14 of the Note Purchase Agreement. Each Advance under the Commitment shall be an aggregate amount of at least $100,000 or a whole number multiple thereof. Irrespective of the face amount of the Note or Notes, the Lenders shall never have the obligation to Advance any amount or amounts in excess of the Commitment or to increase the Commitment.

     (b) Procedure for Borrowing. Whenever the Borrower desires an Advance hereunder, it shall give Agent telegraphic,
telex,   facsimile   or  telephonic   notice   ("Notice   of
Borrowing") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing.
Each Notice of Borrowing shall be in the form of Exhibit "A" attached hereto and shall be received by Agent not later than 11:00 a.m. Dallas, Texas time, (i) one Business Day prior to the Borrowing Date in the case of the Prime Rate
Loan, or (ii) three Business Days prior to any proposed Borrowing Date in the case of Eurodollar Loans. Each Notice of Borrowing shall specify (i) the Borrowing Date, (ii) the principal amount to be borrowed, (iii) the portion of the Advance constituting Prime Rate Loans and/or Eurodollar Loans, (iv) if any portion of the proposed Advance is to constitute Eurodollar Loans, the initial Interest Period selected by Borrower pursuant to Section 4 hereof to be applicable thereto, (v) whether an Advance is requested under Tranche A or Tranche B, (vi) the use to be made  of  the proceeds of such Advance, and (vii)  the  date upon which such Advance is required. Upon receipt of such Notice, Agent shall advise each Lender thereof; and if Required Lenders have approved such Advance and if the Lenders have received at least one (1) day's notice of such Advance prior to funding of a Prime Rate Loan, or at least three (3) days' notice of each Advance prior to funding in the case of a Eurodollar Loan, each Lender shall provide Agent at its office at 1717 Main Street, Dallas, Texas 75201, not later than 1:00 p.m., Dallas, Texas time, on the Borrowing Date, in immediately available funds, its pro rata share of the requested Advance, but the aggregate of all such  fundings  by  each  Lender  shall  never  exceed  such
Lender's  Commitment.   Not later than  2:00  p.m.,  Dallas,
Texas  time,  on  the  Borrowing  Date,  Agent  shall   make
available to the Borrower at the same office, in like funds,
the  aggregate  amount of such requested  Advance.   Neither
Agent nor any Lender shall incur any liability to the Borrower in acting upon any Notice referred to above which Agent or such Lender believes in good faith to have been
given   by  a  duly  authorized  officer  or  other   person
authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this Section 2(b). Upon funding of Advances by Lenders in accordance with this Agreement, pursuant to any such Notice, the Borrower shall have effected Advances hereunder.

     (c) Letters of Credit. On the terms and conditions hereinafter set forth, the Agent shall from time to time during the period beginning on the Effective Date and ending on the Revolving Maturity Date upon request of Borrower issue standby and/or commercial Letters of Credit for the account of Borrower (the "Letters of Credit") in such face amounts as Borrower may request, but not to exceed in the aggregate face amount at any time outstanding the sum of One Million Dollars ($1,000,000), provided that Letters of Credit may only be issued under Tranche A and only to the extent of any unused availability under Tranche A. The face amount of all Letters of Credit issued and outstanding hereunder shall be considered as Advances on the Commitment for Borrowing Base purposes and all payments made by the Agent on such Letters of Credit shall be considered as Advances under the Notes. Each Letter of Credit issued for the account of Borrower hereunder shall (i) be in favor of such beneficiaries as specifically requested by Borrower,
(ii) have an expiration date not exceeding the Maturity Date, and (iii) contain such other terms and provisions as may be required by issuing Lender. Each Lender (other than Agent) agrees that, upon issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Agent's liability under such Letter of Credit in an amount equal to such Lender's Commitment Percentage of such liability, and each Lender (other than Agent) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to Agent to pay and discharge when due, its Commitment Percentage of Agent's liability under such Letter of Credit. The Borrower hereby unconditionally agrees to pay and reimburse the Agent for the amount of each demand for payment under any Letter of Credit that is in substantial compliance with the provisions of any such Letter of Credit at or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt from any beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrower of the demand and the date upon which such payment is to be made by the Agent to such beneficiary in respect of such demand. Forthwith upon receipt of such notice from the Agent, Borrower shall advise the Agent whether or not it intends to borrow hereunder to finance its obligations to reimburse the Agent, and if so, submit a Notice of Borrowing as provided in Section 2(b) hereof. If Borrower fails to so advise Agent and thereafter fail to reimburse Agent, the Agent shall notify each Lender of the demand and the failure of the Borrower to reimburse the Agent, and each Lender shall reimburse the Agent for its Commitment Percentage of each such draw paid by the Agent and unreimbursed by the Borrower. All such amounts paid by Agent and/or reimbursed by the Lenders shall be treated as an Advance or Advances under the Commitment, which Advances shall be immediately due and payable and shall bear interest at the Maximum Rate.

     (d) Procedure for Obtaining Letters of Credit. The amount and date of issuance, renewal, extension or reissuance of a Letter of Credit pursuant to the Lenders' commitments above in Section 2(c) shall be designated by Borrower's written request delivered to Agent at least three
(3) Business Days prior to the date of such issuance, renewal, extension or reissuance. Concurrently with or promptly following the delivery of the request for a Letter of Credit, Borrower shall execute and deliver to the Agent an application and agreement with respect to the Letters of Credit, said application and agreement to be in the form used by the Agent. The Agent shall not be obligated to issue, renew, extend or reissue such Letters of Credit if
(A) the amount thereon when added to the face amount of the outstanding Letters of Credit plus any Reimbursement Obligations exceeds One Million Dollars ($1,000,000 or (B) the amount thereof when added to the Total Outstandings would exceed the Commitment. Borrower agrees to pay the Agent for the benefit of the Lenders commissions for issuing the Letters of Credit (calculated separately for each Letter of Credit) in an amount equal to the greater of (i) the then effective Eurodollar Margin times the maximum face amount of the Letter of Credit or (ii) $500. Borrower further agrees to pay Agent an additional fronting fee equal to one-eighth of one percent (.125%) per annum on the maximum face amount of each Letter of Credit. Such commissions shall be payable prior to the issuance of each Letter of Credit and thereafter on each anniversary date of such issuance while such Letter of Credit is outstanding.

     (d) Voluntary Reduction of Commitment. The Borrower may at any time, or from time to time, upon not less than three (3) Business Days' prior written notice to Agent, reduce or terminate the Commitment; provided, however, that (i) each reduction in the Commitment must be in the amount of $1,000,000 or more, in increments of $100,000 and (ii) each reduction must be accompanied by a prepayment of the Notes in the amount by which the outstanding principal balance of the Notes exceeds the Commitment as reduced pursuant to this
Section 2. The Borrowing Base shall be automatically reduced if and as needed to cause the Borrowing Base not to exceed the Commitment.

     (f)  Mandatory Commitment Reductions.

          (i) Monthly Commitment Reduction. The Borrowing Base and the Commitment shall be reduced as of the first day of each month by an amount determined by the Lenders pursuant to Sections 7(b) and 7(c) hereof (the "Monthly Commitment Reduction"). The Monthly Commitment Reduction shall be $0 until redetermined pursuant to Sections 7(b) and 7(c) hereof. If as a result of any such Monthly Commitment Reduction, the Total Outstandings ever exceed the Commitment then in effect, the Borrower shall make the mandatory prepayment of principal required pursuant to
     Section 9(b) hereof.

           (ii) Other Reductions. The Borrowing Base shall be reduced from time to time by the amount of any prepayment required by Section 12(r) hereof upon the sale of assets, provided, however, that such reduction shall only remain in effect until the next redetermination of the Borrowing Base is made pursuant to Sections 7(b) and 7(c) hereof. Such temporary reduction of the Borrowing Base shall not result in a reduction of the Commitment unless the Borrower elects to permanently reduce the Commitment pursuant to the provisions of Section 2(e) hereof. If, as a result of any such reduction in the Borrowing Base, the Total Outstandings ever exceed the Borrowing Base then in effect, the Borrower shall make the mandatory prepayment of principal required pursuant to
     Section 9(b) hereof.

     (g) Several Obligations. The obligations of the Lenders under the Commitment are several and not joint. The failure of any Lender to make an Advance required to be made by it shall not relieve any other Lender of its obligation to make its Advance, and no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender. No Lender shall be required to lend hereunder any amount in excess of its legal lending limit.

     (h) Type and Number of Advances. Any Advance under the Commitment may be a Prime Rate Loan or a Eurodollar Loan, or a combination thereof, as selected by the Borrower pursuant to Section 4 hereof. The total number of Eurodollar Loans that may be outstanding at any time shall never exceed four (4).

     (i) Requirements of Note Purchase Agreement. It is expressly acknowledged, agreed to and understood by the Borrower that pursuant to Section 14 of the Note Purchase Agreement, the Agent and the Lenders may not, without the prior written consent of Purchaser, take any action requiring the consent, approval or joint activity of all Lenders or of Required Lenders or designate any Borrowing Base or Monthly Commitment Reduction, approve any Advance hereunder, release any Collateral, amend, waive or release any Loan Document, approve the form or substance of any agreement, instrument, title opinion or information, legal opinion, certificate or other document required to be delivered to Agent under Section 6 or 11 hereof, foreclose on any Collateral or accelerate the maturity of the Note. In addition to the foregoing, it is expressly acknowledged and agreed to that the Agent and the Lenders are required pursuant to such Section 14 of the Note Purchase Agreement, at the request of El Paso, to request that Borrower furnish to El Paso copies of all information, documents and notices required to be delivered to the Lenders under the provisions of the Loan Documents to El Paso, request Unscheduled Redeterminations whenever asked to do so by El Paso and request additional Collateral, additional Security Instruments and amendments to Security Instruments whenever asked to by El Paso.

     3. Notes Evidencing Loans. The loans described above in Section 2 shall be evidenced by promissory notes of Borrower as follows:

          (a) Form of Notes. The Revolving Loan shall be evidenced by a Note or Notes in the aggregate face amount of $50,000,000, and shall be in the form of Exhibit "B" hereto with appropriate insertions (each a "Note"). Notwithstanding the face amount of the
     Notes, the actual principal amount due from the Borrower to Lenders on account of the Notes, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Lenders in collected funds with respect thereto. Although the Notes may be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Notes may be higher, the Notes shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Loans. Irrespective of the face amount of the Notes, no Lender shall ever be obligated to advance on the Commitment any amount in excess of its Commitment then in effect.

          (b) Issuance of Additional Notes. At the Effective Date there shall be outstanding Notes in the aggregate face amount of $50,000,000. From time to time new Notes may issued to other Lenders as such Lenders become parties to this Agreement. Upon request from Agent, the Borrower shall execute and deliver to Agent any such new or additional Notes. From time to time as new Notes are issued the Agent may require that each Lender exchange its Note(s) for newly issued Note(s) to better reflect the extent of each Lender's Commitment hereunder.

          (c) Interest Rates. The unpaid principal balance of the Notes shall bear interest from time to time as set forth in
     Section 4 hereof.

          (d) Payment of Interest. Interest on the Notes shall be payable on each Interest Payment Date.

          (e) Payment of Principal. Principal of the Note or Notes shall be due and payable to the Agent for the ratable benefit of the Lenders on the Maturity Date unless earlier due in whole or in part as a result of an acceleration of the amount due or pursuant to the mandatory prepayment provisions of Section 9(b) hereof.

          (f) Payment to Lenders. Each Lender's Pro Rata Part of any payment or prepayment of the Loans shall be directed by wire transfer to such Lender by the Agent at the address provided to the Agent for such Lender for payments no later than 2:00 p.m., Dallas, Texas, time on the Business Day such payments or prepayments are deemed hereunder to have been received by Agent; provided, however, in the event that any Lender shall have failed to make an Advance as contemplated under
     Section 2 hereof (a "Defaulting Lender") and the Agent or another Lender or Lenders shall have made such Advance, payment received by Agent for the account of such Defaulting Lender or Lenders shall not be distributed to such Defaulting Lender or Lenders until such Advance or Advances shall have been repaid in full to the Lender or Lenders who funded such Advance or Advances. Any payment or prepayment received by Agent at any time after 12:00 noon, Dallas, Texas, time on a Business Day shall be deemed to have been received on the next Business Day. Interest shall cease to accrue on any principal as of the end of the day preceding the Business Day on which any such payment or prepayment is deemed hereunder to have been received by Agent. If Agent fails to transfer any principal amount to any Lender as provided above, then Agent shall promptly direct such principal amount by wire transfer to such Lender.

          (g) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise) on account of the Loans, (including, without limitation, any set-off) which is in excess of its Pro Rata Part of payments on either of the Loans, as the case may be, obtained by all Lenders, such Lender shall purchase from the other Lenders such participation as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of the recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          (h) Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower (the
     "Payor") prior to the date on which such Lender is to make payment to the

     Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was made available by the Agent until the date the Agent recovers such amount at the rate applicable to such portion of the applicable Loan.

     4.   Interest Rates.

            (a)       Options.

               (i)   Prime  Rate Loans.  On  all  Prime
          Rate   Loans  the  Borrower  agrees  to   pay
          interest on the Notes calculated on the basis
          of   the  actual  days  elapsed  in  a   year
          consisting  of 360 days with respect  to  the
          unpaid  principal amount of each  Prime  Rate
          Loan from and including the date the proceeds
          thereof are made available to Borrower  until
          maturity   (whether   by   acceleration    or
          otherwise), at a varying rate per annum equal
          to   the  lesser  of  (i)  the  Maximum  Rate
          (defined  herein),  or  (ii)  the  Applicable
          Prime  Rate.   Subject to the  provisions  of
          this   Agreement   as  to   prepayment,   the
          principal  of  the  Notes representing  Prime
          Rate  Loans shall be payable as specified  in
          Section  3(e)  hereof  and  the  interest  in
          respect  of  each Prime Rate  Loan  shall  be
          payable on each Interest Payment Date.   Past
          due principal and, to the extent permitted by law, past due interest in respect to each Prime Rate Loan, shall bear interest, payable on demand, at a rate per annum equal to seventeen percent (17%) per annum.

               (ii) Eurodollar Loans.  On all Eurodollar Loans the Borrower
          agrees to pay interest calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to Borrower until maturity
          (whether by acceleration or otherwise), at a varying rate
          per annum equal to the lesser of (i) the Maximum Rate, or
          (ii) the Eurodollar Rate plus the Eurodollar Margin.
          Subject to the provisions of this Agreement with respect to prepayment, the principal of the Notes shall be payable as specified in Section 3(f) hereof and the interest with respect to each Eurodollar Loan shall be
          payable on each Interest Payment Date.   Past
          due principal and, to the extent permitted by
          law,  past  due interest shall bear interest,
          payable on demand, at a rate per annum  equal
          to  seventeen percent (17%) per annum.   Upon
          three (3) Business Days' written notice prior
          to   the   making  by  the  Lenders  of   any
          Eurodollar  Loan (in the case of the  initial
          Interest  Period therefor) or the  expiration
          date  of each succeeding Interest Period  (in
          the   case  of  subsequent  Interest  Periods
          therefor),  Borrower shall have  the  option,
          subject to compliance by Borrower with all of
          the provisions of this Agreement, as long  as
          no   Event  of  Default  exists,  to  specify
          whether the Interest Period commencing on any such date shall be a one (1), two (2) or three (3) month period. If Agent shall not have received timely notice of a designation of such Interest Period as herein provided, Borrower shall be deemed to have elected to convert all maturing Eurodollar Loans to Prime Rate Loans.

          (b) Interest Rate Determination. The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Lenders of each rate of interest so determined and its determination thereof shall be conclusive absent error.

          (c) Conversion Option. Borrower may elect from time to time (i) to convert all or any part of its Eurodollar Loans to Prime Rate Loans by giving Agent irrevocable notice of such election in writing prior to 10:00 a.m. (Dallas, Texas time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of Eurodollar Loan shall only be made on the last day of the Interest Period with respect thereof, (ii) to convert all or any part of its Prime Rate Loans to Eurodollar Loans by giving the Agent irrevocable written notice of such election three (3) Business Days prior to the proposed conversion and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day or a Business Day, as the case may be, on the next succeeding Business Day or Business Day, as the case may be. Any such conversion shall not be deemed to be a prepayment of any of the loans for purposes of this Agreement on the Notes.

          (d) Recoupment. If at any time the applicable rate of interest selected pursuant to Sections 4(a)(i) or 4(a)(ii) above shall exceed the Maximum Rate, thereby causing the interest on the Notes to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Notes below the Maximum Rate until the total amount of interest accrued on the Notes equals the amount of interest which would have accrued on the Notes if the rate or rates selected pursuant to Sections 4(a)(i) or
     (ii), as the case may be, had at all times been in effect.

     5.   Special Provisions Relating to Loans.

          (a) Unavailability of Funds or Inadequacy of Pricing. In the event that, in connection with any proposed Eurodollar Loan, the Agent determines, which determination shall, absent manifest error, be final, conclusive and binding upon all parties, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the Eurodollar Rate or such rate will not accurately reflect the costs to the Lenders of funding Eurodollar Loan for such Interest Period, the Agent shall give notice of such determination to the Borrower and the Lenders, whereupon, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make, continue or convert Loans into Eurodollar Loans shall be suspended, and all loans to Borrower shall be Prime Rate Loans during the period of suspension.

          (b) Change in Laws. If at any time any new law or any change in existing laws or in the interpretation of any new or existing laws shall make it unlawful for any Lender to make or continue to maintain or fund Eurodollar Loans hereunder, then such Lender shall promptly notify Borrower in writing and such Lender's obligation to make, continue or convert Loans into Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. Upon receipt of such notice, Borrower shall either repay the outstanding Eurodollar Loans owed to the Lenders, without penalty, on the last day of the current Interest Periods (or, if any Lender may not lawfully continue to maintain and fund such Eurodollar Loans, immediately), or Borrower may convert such Eurodollar Loans at such appropriate time to Prime Rate Loans.

          (c)  Increased Cost or Reduced Return.

               (i)   If, after the date hereof, the adoption
          of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                    (A)   shall subject such Lender  to  any
               tax, duty, or other charge with respect to any Eurodollar Loan, its Notes, or its obligation to make Eurodollar Loan, or change the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any Eurodollar Loan (other than franchise taxes and taxes imposed on the overall net income of such Lender);

                     (B)   shall  impose,  modify,  or  deem
               applicable any reserve, special deposit, assessment, or similar requirement (other than reserve requirements, if any, taken into account in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender, including the Commitment of such Lender hereunder; or

                     (C)  shall impose on such Lender or  on
               the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

          and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing, or maintaining any Eurodollar Loan or to reduce any sum received or receivable by such Lender under this Agreement or its Notes with respect to any Eurodollar Loan, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this Section 5(c), Borrower may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or continue Eurodollar Loan, or to convert all or part of the Prime Rate Loan owing to such Lender to Eurodollar Loan, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

               (ii) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

               (iii) Each Lender shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 5(c) and will designate a separate lending office, if applicable, if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this
          Section 5(c) shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

               (iv) Any Lender giving notice to the Borrower through the Agent, pursuant to Section 5(c) shall give to the Borrower a statement signed by an officer of such Lender setting forth in reasonable detail the basis for, and the calculation of such additional cost, reduced payments or capital requirements, as the case may be, and the additional amounts required to compensate such Lender therefor.

               (v) Within five (5) Business Days after receipt by the Borrower of any notice referred to in Section 5(c), the Borrower shall pay to the Agent for the account of the Lender issuing such notice such additional amounts as are required to compensate such Lender for the increased cost, reduce payments or increase capital requirements identified therein, as the case may be.

          (d) Discretion of Lender as to Manner of Funding. Notwithstanding any provisions of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loan in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each
     Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits having a maturity corresponding to the last day of the Interest Period applicable to such Eurodollar Loan and bearing an interest rate to the applicable interest rate for such Eurodollar Period.

          (e) Breakage Fees. Without duplication under any other provision hereof, if any Lender incurs any loss, cost or expense including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Lenders as a result of any of the following events other than any such occurrence as a result in the change of circumstances described in Sections 5(a) and (b):

               (i)  any payment, prepayment or conversion of
          a  Eurodollar Loan on a date other than  the  last
          day   of   its   Interest   Period   (whether   by
          acceleration, prepayment or otherwise);

                (ii) any failure to make a principal payment of a Eurodollar Loan on the due date thereof; or

                (iii)      any  failure by the  Borrower  to
          borrow,   continue,  prepay  or   convert   to   a
          Eurodollar Loan on the dates specified in a notice given pursuant to Section 4(c) hereof;

     then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall furnish to Borrower and Agent a statement setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such statement shall be conclusive and binding absent manifest error.

     6. Collateral Security. To secure the performance by Borrower of its obligations hereunder, and under the Notes and Security Instruments, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modifications, renewals and increases thereof, and substitutions therefore, Borrower shall grant and assign to Agent for the ratable benefit of the Lenders a Lien on certain of its Oil and Gas Properties, certain related equipment, oil and gas inventory, certain bank accounts, partnership interests in the partnerships listed on Schedule "2" hereto and proceeds of the foregoing, plus any other Oil and Gas Properties or other assets and properties of Borrower or any of its Subsidiaries hereafter specified by Agent. The Oil and Gas Properties concurrently mortgaged and those to be mortgaged by January 31, 2000 shall represent not less than 85% of the value of Borrower's proved producing Oil and Gas Properties listed in the Ryder Scott engineering report to be dated as of January 1, 2000. All Oil and Gas Properties and other collateral in which Borrower herewith granted or hereafter grants to Agent for the ratable benefit of the Lenders a Lien to the satisfaction of the Agent in accordance with this Section 6, as such properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral".

      The granting and assigning of such security interests and Liens by Borrower shall be pursuant to Security Instruments in form and substance reasonably satisfactory to the Agent. Concurrently with the delivery of each of the Security Instruments or within a reasonable time thereafter as specified in Section 12 hereof, Borrower shall furnish to the Agent mortgage and title opinions and other title information satisfactory to Agent with respect to the title and Lien status of Borrower's interests in not less than 80% of the Engineered Value of the Oil and Gas Properties covered by the Security Instruments as Agent shall have designated. "Engineered Value" for this purpose shall mean future net revenues discounted at the discount rate being used by the Agent as of the date of any such determination utilizing the pricing parameters used in the engineering report furnished to the Agent for the ratable benefit of the Lenders, pursuant to Sections 7 and 12 hereof. Borrower will cause to be executed and delivered to the Agent, in the future, additional Security Instruments if the Agent reasonably deems such are necessary to insure perfection or maintenance of Lenders' security interests and Liens in the Oil and Gas Properties, other Collateral, or any part thereof.

     7.   Borrowing Base.

          (a)   Initial  Borrowing Base.  At  the  Effective
     Date, the Borrowing Base shall be $50,000,000, of which $50,000,000 is available on Tranche B and $0 of which is available on Tranche A.

          (b) Subsequent Determinations of Borrowing Base. Subsequent determinations of the Borrowing Base shall be made by the Lenders at least semi-annually on April 1 and October 1 of each year beginning April 1, 2000, or as Unscheduled Redeterminations. In connection with, and as of, each determination of the Borrowing Base, the Lenders shall also redetermine the Monthly Commitment Reduction and allocate the Borrowing Base availability between Tranche A and Tranche B. The Borrower shall furnish to the Lenders as soon as possible but in any event no later than March 1 and September 1 of each year, beginning March 1, 2000 (or within thirty (30) days after either (i) receipt of notice from Agent that Agent or the Lenders require an Unscheduled Redetermination, or (ii) the Borrower gives notice to Agent of its desire to have an Unscheduled Redetermination performed), an engineering report in form, substance and "as of" date satisfactory to Agent prepared by Borrower's in-house engineering staff valuing the Oil and Gas Properties utilizing economic and pricing parameters used by the Agent as established from time to time, together with such other information, reports and data concerning the value of the Oil and Gas Properties as Agent shall deem reasonably necessary to determine the value of such Oil and Gas Properties. Provided, however, that Required Lenders shall have the right to request from time to time an engineering report prepared by an independent petroleum reserve engineering firm acceptable to Agent. Agent shall by notice to the Borrower no later than April 1 and October 1 of each year, or within a reasonable time thereafter (herein called the
     "Determination Date"), notify the Borrower of the designation by the Lenders of the new Borrowing Base and Monthly Commitment Reduction for the period beginning on such Determination Date and continuing until, but not including, the next Determination Date.

     If an Unscheduled Redetermination is made by the Lenders, the Agent shall notify the Borrower within a reasonable time after receipt of all requested information of the new Borrowing Base and Monthly Commitment Reduction, and such new Borrowing Base and Monthly Commitment Reduction shall continue until the next Determination Date. If the Borrower does not furnish all such information, reports and data by any date specified in this Section 7(b), the Lenders may nonetheless designate the Borrowing Base and Monthly Commitment Reduction at any amounts which the Lenders in their discretion determine and may redesignate the Borrowing Base and Monthly Commitment Reduction from time to time thereafter until the Lenders receive all such information, reports and data, whereupon the Lenders shall designate a new Borrowing Base and Monthly Commitment Reduction as described above. Each Lender shall determine the amount of the Borrowing Base and Monthly Commitment Reduction based upon the amount which such Lender in its discretion (using such methodology, assumptions and discount rates as such Lender deems appropriate in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assigns to such Oil and Gas Properties of the Borrower at the time in question and based upon such other credit factors (including, without limitation, the assets, liabilities, cash flow, Rate Management Transactions, business, properties, prospects, management and ownership of the Borrower and its Affiliates) as such Lender deems appropriate. All determinations or Unscheduled Redeterminations of the Borrowing Base and the Monthly Commitment Reduction require the approval of Required Lenders; provided, however, that notwithstanding anything to the contrary herein, the amount of the Borrowing Base may not be increased, nor may the Monthly Commitment Reduction be reduced, without the approval of all Lenders. If at any time any of the Oil and Gas Properties are sold, the Borrowing Base then in effect shall automatically be reduced by a sum equal to the amount of prepayment required to be made pursuant to Section 12(r) hereof. The Borrowing Base shall be additionally reduced from time to time pursuant to the provisions of Sections 2(e) and 2(f) hereof. It is expressly understood that the Lenders have no obligation to designate the Borrowing Base or the Monthly Commitment Reduction at any particular amounts, except in the exercise of their discretion, whether in relation to the Commitment or otherwise.

          (c) Procedures for Determining Borrowing Base. The procedure for determining the Borrowing Base, allocating the Borrowing Base and determining the Monthly Commitment Reduction at each redetermination shall be that the Agent shall determine the Borrowing Base, the Monthly Commitment Reduction, the allocation of the Borrowing Base between Tranche A and Tranche B and submit the same to the Lenders for approval. If any redetermined Borrowing Base, Monthly Commitment Reduction or allocation of the Borrowing Base is not approved by Required Lenders within ten (10) days after it is submitted to the Lenders by the Agent, the Agent shall notify each of the Lenders that the proposed Borrowing Base, Monthly Commitment Reduction and the allocation of the Borrowing Base have not been approved by Required Lenders, each Lender will submit within ten
     (10) days thereafter its proposed Borrowing Base, Monthly Commitment Reduction and allocation of Borrowing

     Base. The redetermined Borrowing Base, Monthly Commitment Reduction and the respective allocations of the Borrowing Base shall be set on the basis of the lowest Borrowing Base, the lowest Borrowing Base allocation to each Tranche and the highest Monthly Commitment Reduction proposed by any Lender.

     8.   Fees.

          (a) Unused Commitment Fee. The Borrower shall pay to Agent for the ratable benefit of the Lenders an unused commitment fee (the "Unused Commitment Fee") equivalent to the Unused Commitment Fee Rate times the daily average of the unadvanced amount of the Commitment. The Unused Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter beginning March 31, 2000 with the final fee payment due on the Maturity Date for any period then ending for which the Unused Commitment Fee shall not have been theretofore paid. In the event the Commitment terminates on any date prior to the end of any such monthly period, the Borrower shall pay to the Agent for the ratable benefit of the Lenders, on the date of such termination, the total Unused Commitment Fee due for the period in which such termination occurs.

          (b) The Letter of Credit Fee. Borrower shall pay to the Agent the Letter of Credit fees required above in Section 2(d).

          (c)   Agency Fees.  The Borrower shall pay to  the
     Agent certain fees for acting as Agent hereunder in amounts to be negotiated between the Borrower and the Agent.

          (d)   Facility Fee.  The Borrower shall pay to the
     Agent a Facility Fee of 1/2 of 1% of the initial availability at the Effective Date, and said fee to be shared by the Lenders Pro Rata.

          (e)   Enhancement Fee. Borrower shall  pay  to  El
     Paso a Credit Enhancement Fee as set forth in a letter agreement between such parties.

          (f) Arrangement Fee. The Borrower shall pay to the Agent an Arrangement Fee of 1/2 of 1% of the initial availability at the Effective Date.

     9.   Prepayments.

          (a)  Voluntary Prepayments. Subject to the provisions of
     Section 5(g) hereof, the Borrower may at any time and from time to time, without penalty or premium, prepay the Notes, in whole or in part. Each such prepayment shall be made on at least three (3) Business Days' notice to Agent in the case of Eurodollar Loan Tranches and without notice in the case of Prime Rate Loans and shall be in a minimum amount of
     (i) $500,000 or any whole multiple of $100,000 in excess thereof (or the unpaid balance of the Notes, whichever is less), for Prime Rate Loans, plus accrued interest thereon and (ii) $1,000,000 or any whole multiple of $100,000 in excess thereof (or the unpaid balance on the Notes, whichever is less) for Eurodollar Loans, plus accrued interest thereon to the date of prepayment.

          (b) Mandatory Prepayment For Borrowing Base Deficiency. In the event the Total Outstandings ever exceed the Borrowing Base as determined by Lenders pursuant to Sections 7(b) and 7(c) hereof, the Borrower shall, within thirty (30) days after notification from the Agent, either (A) by instruments reasonably satisfactory in form and substance to the Agent, provide the Agent with collateral with value and quality in amounts satisfactory to all of the Lenders in their discretion in order to increase the Borrowing Base by an amount at least equal to such excess, or
     (B) prepay, without premium or penalty, the principal amount of the Notes in an amount at least equal to such excess plus accrued interest thereon to the date of prepayment or (C) elect by written notice to Agent to prepay, without premium or penalty, the principal amount of the Notes in an amount at least equal to such excess plus accrued interest thereon in four (4) equal monthly installments, with the first such installment to accompany such notice. If the Total Outstandings ever exceed the Commitment as a result of a Monthly Commitment Reduction or any other required reduction in the Commitment, then in such event, Borrower shall immediately prepay the principal amount of the Notes in an amount at least equal to such excess plus accrued interest to the date of prepayment.

     10. Representations and Warranties. In order to induce the Lenders to enter into this Agreement, the Borrower represents and warrants to the Lenders (which representations and warranties will survive the delivery of the Notes) that:

          (a) Creation and Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Borrower has all power and authority to own its properties and assets and to transact the business in which each is engaged.

          (b) Power and Authority. Borrower is duly authorized and empowered to create and issue the Notes; and Borrower is duly authorized and empowered to execute, deliver and perform the Loan Documents, including this Agreement; and all corporate action on Borrower's part requisite for the due creation and issuance of the Notes and for the due execution, delivery and performance of the Loan Documents, including this Agreement, has been duly and effectively taken.

          (c) Binding Obligations. This Agreement does, and the Notes and other Loan Documents upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of Borrower, enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors' rights generally).

          (d) No Legal Bar or Resultant Lien. The Notes and the Loan Documents, including this Agreement, do not and will not violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject, including but not limited to the Indenture, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of Borrower, other than those contemplated by this Agreement. This Agreement is, and after assignment to any Eligible Assignee will remain, a "Permitted Bank Credit Facility" as defined in the Indenture.

          (e) No Consent. The execution, delivery and performance by Borrower of the Notes and the Loan Documents, including this Agreement, does not require the consent or approval of any other Person, including without limitation any consent required under the Indenture or any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof, except for consents required for federal, state and, in some instances, private leases, right of ways and other conveyances or encumbrances of oil and gas leases, all of which consents have been obtained by the Borrower.

          (f) Financial Condition. The unaudited Financial Statements of Borrower dated October 31, 1999, which have been delivered to Lenders are complete and correct in all material respects, and fully and accurately reflect in all material respects the financial condition and results of the operations of the Borrower as of the date or dates and for the period or periods stated. No change has since occurred in the condition, financial or otherwise, of the Borrower which is reasonably expected to have a Material Adverse Effect, except as disclosed to the Lenders in Schedule "3" attached hereto.

          (g) Liabilities. Borrower has no material liability, direct or contingent, except as disclosed to the Lenders in such October 31, 1999 Financial Statements or on Schedule "4" attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of Borrower which is reasonably expected to have a Material Adverse Effect.

          (h) Litigation. Except as described in the Financial Statements, or as otherwise disclosed to the Lenders in Schedule "5" attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of Borrower threatened against or affecting Borrower which involves the possibility of any judgment or liability not fully covered by insurance, or which presents a risk (other than a remote risk) of having a Material Adverse Effect.

          (i) Taxes; Governmental Charges. Borrower has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon them or their assets, properties or income which are due and payable, including interest and penalties, the failure of which to pay presents a risk (other than a remote risk) of having a Material Adverse Effect, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

          (j) Titles, Etc. Borrower has good and defensible title to substantially all of its assets, including without limitation, the Oil and Gas
     Properties, free and clear of all Liens or other encumbrances except Permitted Liens and contracts, agreements and instruments, and all defects and irregularities and other matters affecting Borrower's assets and properties which were in existence at the time Borrower's assets and properties were originally acquired by Borrower, and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of Borrower's assets and properties, considered in the aggregate.

          (k) Defaults. Borrower is not in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which Borrower is a party in any respect that presents a risk (other than a remote risk) of having a Material Adverse Effect. No Default or Event of Default hereunder has occurred and is continuing.

          (l) Casualties; Taking of Properties. Since the dates of the latest Financial Statements of the Borrower delivered to Lenders, neither the business nor the assets or properties of Borrower has been affected (to the extent it is reasonably likely to cause a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

          (m) Use of Proceeds; Margin Stock. The proceeds of the Commitment may be used by the Borrower for the purposes of working capital and other general corporate purposes. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G or U.

           Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause the loans hereunder or any of the Loan Documents, including this Agreement, to violate Regulation G or U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

          (n)    Location  of  Business  and  Offices.   The
     principal place of business and chief executive offices of the Borrower is located at the address stated in
     Section 17 hereof.

          (o)  Compliance with the Law.  Borrower:

               (i) is not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower, or any of its assets or properties are subject; or

               (ii) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of its business;

     which violation or failure presents a risk (other than a remote risk) of having a Material Adverse Effect.

     (p) No Material Misstatements. No information, exhibit or report furnished by Borrower to the Lenders or El Paso in connection with the negotiation of this Agreement or in the preparation of the offering memo contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

     (q) Not A Utility. Borrower is not an entity engaged in the State of Texas in the (i) generation, transmission, or distribution and sale of electric power; (ii) transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial, or other use; (iii) provision of telephone or telegraph service to others; (iv) production, transmission, or distribution and sale of steam or water;
(v) operation of a railroad; or (vii) provision of sewer service to others.

     (r) ERISA. Borrower is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 403 of ERISA, has occurred with respect to any Plan of Borrower.

     (s) Public Utility Holding Company Act. Borrower is not a "holding company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a"subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (t) Subsidiaries. All of the Borrower's Subsidiaries are listed on Schedule "6" hereto.

     (u)   Environmental Matters.  Except  as  disclosed  on
Schedule "7", Borrower (i) has not received notice or otherwise learned of any Environmental Liability which presents a risk (other than a remote risk) of having a Material Adverse Effect arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) has not received notice of any threatened or actual liability in connection with the release or notice of any threatened release of any toxic or hazardous waste into the environment which would present a risk (other than a remote risk) of having a Material Adverse Effect or (iii) has not received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which Borrower is or may be liable which may reasonably be expected to result in a Material Adverse Effect.

     (v)   Liens.   Except (i) as disclosed on Schedule  "1"
hereto  and  (ii)  for  Permitted  Liens,  the  assets   and
properties of the Borrower is free and clear of all Liens and encumbrances.

     (w) Year 2000 Compliance. Borrower represents and warrants to Lenders that:

          (i) It will use its best efforts to cause all devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") necessary for Borrower carry on its business as presently conducted and as contemplated to be conducted in the future to be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of Borrower's business operations. For purposes of these provisions, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

          (ii) Borrower has: (A) undertaken, or will undertake, an inventory, review, and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower to be Year 2000 Compliant on a timely basis; (B) developed, or will develop, a plan and time line for becoming Year 2000 Compliant on a timely basis; (C) to date, implemented, or will implement, that plan in accordance with that timetable in all material respects on a best-efforts basis.

          (iii) Borrower has either made, or will make, written inquiry of each of its vendors, and have obtained, or will obtain, in writing confirmations from all such persons, as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations. Borrower reasonably believes that all such persons will be or become so compliant. For purposes hereof, "vendors" refers to those vendors of Borrower whose business failure would, with reasonable probability, result in a material adverse change in the business, properties, condition (financial or otherwise), or prospects of Borrower. For purposes of this paragraph, each Lender, as a lender of funds under the terms of this Agreement, confirms to Borrower that each Lender has initiated its own corporate-wide Year 2000 program with respect to its lending activities.

          (iv) The fair market value of all Collateral pledged to Lenders to secure the Loan and the Notes and all of Borrower's obligations hereunder are not and shall not be less than currently anticipated or subject to deterioration in value because of the failure of such Collateral to be Year 2000 Compliant.

11.  Conditions of Lending.

     (a) The effectiveness of this Agreement, and the obligation to make the initial Advance or issue any initial Letter of Credit under the Commitment shall be subject to satisfaction of the following conditions precedent:

          (i) Execution and Delivery. The (i) Borrower shall have executed and delivered the Agreement, the Notes and other required Loan Documents, all in form and substance satisfactory to the Agent and (ii) the Guarantors shall have executed and delivered their respective Guaranties in the form of Exhibits "F-1" and "F-2" hereto;

          (ii) Legal Opinion. The Agent shall have received from Borrower's legal counsel, a favorable legal opinion in form and substance satisfactory to it (i) as to the matters set forth in Subsections 10(a), (b),
     (c), (d), (e) and (h) hereof and (ii) as to such other matters as Agent or its counsel may reasonably request;

          (iii)      Corporate Resolutions.  The Agent shall
     have    received   appropriate   certified    corporate
     resolutions of Borrower and each Guarantor;

          (iv) Good Standing. The Agent shall have received evidence of existence, due qualification, and good standing for Borrower and each Guarantor from appropriate state officials, in the case of Borrower, from in Delaware, Texas and New Mexico;

          (v) Incumbency. The Agent shall have received a signed certificate of Borrower and each Guarantor certifying the names of the officers of Borrower and each Guarantor authorized to sign loan documents on behalf of Borrower and each Guarantor, together with the true signatures of each such officer. The Agent may conclusively rely on such certificate until the Agent receives a further certificate of Borrower or either Guarantor canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate;

          (vi) Articles of Incorporation and Bylaws. The Agent shall have received copies of the Articles of Incorporation of Borrower and each Guarantor and all amendments thereto, certified by the Secretary of State of the State of its incorporation, and a copy of the bylaws of Borrower and each Guarantor and all amendments thereto, certified by Borrower as being true, correct and complete;

          (vii)      Required Floors.  Borrower  shall  have
     purchased   one   or   more   floor   contracts,   from
     counterparties  approved  by  Agent  as  described   on
     Schedule "10" attached hereto.

          (viii)Note Purchase Agreement. The Agent shall have received an executed copy of the Note Purchase Agreement in the form of Exhibit "E" hereto accompanied by appropriate corporate resolutions of El Paso and a certificate of a secretary or assistant secretary of El Paso that the person signing the Note Purchase Agreement is duly authorized to do so;

          (ix) Sinking Account Fund. The Borrower shall have established the Sinking Fund Account (as hereinafter defined) and shall have deposited in such account at or prior to closing the sum of $3,500,000;

          (x) Mortgaging and Title. The Agent shall have received Security Instruments covering a percentage of the Oil and Gas Properties mortgaged pursuant to
     Section 6 hereof which is satisfactory to the Agent and El Paso. The Agent shall have also received title opinions or other title information satisfactory to the Agent and El Paso covering a percentage of such Oil and Gas Properties which is satisfactory to the Agent and El Paso;

          (xi)  Phase  I  Environmental Report.   The  Agent
     shall have received a Phase I Environmental Report covering the Oil and Gas Properties, said report to be in form and substance satisfactory to Agent;

          (xii)      Security Agreements.  The  Agent  shall
     have   received  Security  Instruments   covering   the
     Borrower's right to distributions from all of the partnerships listed on Schedule "2" hereto;

          (xiii)Representation and Warranties. The representations and warranties of Borrower under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

          (xiv) No Event of Default. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

          (xv) Other Documents. Agent shall have received such other instruments, documents and local counsel opinions incidental and appropriate to the transaction provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

          (xvi) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of the Borrower.

     (b) The obligation of the Lenders to make any Advance or issue any Letter of Credit under the Commitment (including the initial Advance) shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

          (i) Representation and Warranties. The representations and warranties of Borrower under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

                    (ii)      No Event of Default.  No Event
               of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

                    (iii)           Other Documents.   Agent
               shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and
               substance  reasonably  satisfactory  to   the
               Agent; and

                    (iv)       Legal  Matters  Satisfactory.
               All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of Borrower.

     12. Affirmative Covenants. A deviation from the provisions of this Section 12 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Required Lenders prior to the date of deviation. The Borrower will at all times comply with the covenants contained in this Section 12 from the date hereof and for so long as the Commitment are in existence or any amount is owed to the Agent or the Lenders under this Agreement or the other Loan Documents.

               (a) Financial Statements and Reports. Borrower shall promptly furnish to each Lender from time to time upon request such information regarding the business and affairs and financial condition of Borrower, as the Agent may reasonably request, and will also furnish to each Lender:

                    (i)      Annual    Audited     Financial
               Statements. As soon as available, and in any event within ninety (90) days after the close of each fiscal year, the annual audited consolidated and consolidating Financial Statements of Borrower (including a statement of shareholders' equity), prepared in accordance with GAAP accompanied by an opinion rendered by an independent accounting firm reasonably acceptable to the Agent as to such consolidated Financial Statements;

                    (ii)  Monthly  Financial Statements.  As
               soon as available, and in any event within forty-five (45) days after the end of each calendar month of each year, the monthly unaudited consolidated and consolidating Financial Statements of Borrower prepared in accordance with GAAP;

                    (iii) Report on Properties. As soon as available and in any event on or before March 1 and September 1 of each calendar year, and at such other times as any Lender, in accordance with Section 7 hereof, may request, the engineering reports required to be furnished to the Agent under such Section 7 on the Oil and Gas
               Properties;


                    (iv) Monthly Production Reports.  Within
               forty-five (45) days after the end of each month, a monthly report, in form and substance satisfactory to the Agent, indicating the next preceding month's sales volume, sales revenues, production taxes, operating expense and net operating income from the Oil and Gas Properties, with detailed calculations and worksheets, all in form and substance satisfactory to Agent;

                    (v)   Additional Information.   Promptly
               upon request of the Agent from time to time any additional financial information or other information that the Agent may reasonably request.

     All such reports, information, balance sheets and Financial Statements referred to in Subsection 12(a) above shall be in such detail as the Agent may reasonably request and shall be prepared in a manner consistent with the Financial Statements.

          (b) Certificates of Compliance. Concurrently with the furnishing of the annual audited Financial Statements pursuant to Subsection 12(a)(i) hereof and the monthly unaudited Financial Statements pursuant to Subsection 12(a)(ii) hereof, Borrower will furnish or cause to be furnished to the Agent a certificate in the form of Exhibit "C" attached hereto, signed by the President or Chief Financial Officer of Borrower,
     (i) stating that Borrower has fulfilled in all material respects its obligations under the Notes and the Loan Documents, including this Agreement, and that all representations and warranties made herein and therein continue as of the date of such certificate (except to the extent they relate solely to an earlier date) to be true and correct in all material respects (or specifying the nature of any change), or if a Default has occurred, specifying the Default and the nature and status thereof; (ii) to the extent requested from time to time by the Agent, specifically affirming compliance of Borrower in all material respects with any of its representations (except to the extent they relate solely to an earlier date) or obligations under said instruments; (iii) summarizing any property sales during such period and setting forth the computation, in reasonable detail as of the end of each period covered by such certificate, of compliance with Sections 12(r), 13(b) and (c); and (iv) containing or accompanied by such financial or other details, information and material as the Agent may reasonably request to evidence such compliance.

          (c) Accountants' Certificate. Concurrently with the furnishing of the annual audited Financial Statement pursuant to Section 12(a)(i) hereof, Borrower will furnish a statement from the firm of independent public accountants which prepared such Financial Statement to the effect that nothing has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default and specifically calculating Borrower's compliance with Sections 13(b), (c) and (d) of this Agreement.

          (d) Taxes and Other Liens. The Borrower will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon the income or any assets or property of Borrower, as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien or other encumbrance upon any or all of the assets or property of Borrower; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed and if Borrower shall have set up adequate reserves therefor, if required, under GAAP.

          (e) Compliance with Laws and Contracts. Borrower will observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, and with all indentures, oil and gas leases and other material leases, contracts and agreements binding upon Borrower or its properties.

          (f) Further Assurances. The Borrower will cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Notes and the Loan Documents, including this Agreement. The Borrower at its sole expense will promptly execute and deliver to Agent upon reasonable request by Agent all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Notes or more fully to state the obligations set out herein.

          (g) Performance of Obligations. The Borrower will pay the Notes and other obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof; and Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Borrower under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

          (h) Insurance. The Borrower now maintains and will continue to maintain insurance with financially sound and reputable insurers with respect to its assets against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated. Upon request of the Agent, the Borrower will furnish or cause to be furnished to the Agent from time to time a summary of the respective insurance coverage of Borrower in form and substance satisfactory to the Agent, and, if requested,
     will   furnish  the  Agent  copies  of  the  applicable
     policies. Upon demand by Agent any insurance policies covering any such property shall be endorsed (i) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without fifteen (15) days prior notice to Agent, (ii) to provide for insurance against fire, casualty and other hazards normally insured against, in the amount of the full  value (less a reasonable deductible not to exceed
     amounts   customary  in  the  industry  for   similarly
     situated business and properties) of the property insured, and (iii) to provide for such other matters as the  Agent may reasonably require.  The Borrower  shall
     at  all  times maintain adequate insurance with respect
     to all of its assets, including but not limited to, the
     Oil and Gas Properties or any Collateral, against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability (including coverage for damage to underground resources and equipment, damage caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances,
     broad   form  property  damage  coverage,  broad   form
     coverage  for  contractually  assumed  liabilities  and
     broad   form   coverage   for   acts   of   independent
     contractors),  worker's  compensation  and   automobile
     liability.   The  Borrower shall at all times  maintain
     cost  of control of well insurance with respect to  the
     Oil  and Gas Properties which shall insure the Borrower
     against   seepage  and  pollution  expense;  redrilling
     expense; and cost of control of well; fires, blowouts, etc., if deemed economical in the reasonable discretion of the Borrower. Additionally, the Borrower shall at all times maintain adequate insurance with respect to all of its other assets and wells in accordance with prudent business practices.

          (i) Accounts and Records. Borrower will keep books, records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes suggested by such Borrower's auditors.

          (i) Right of Inspection. Borrower will permit any officer, employee or agent of the Lenders to examine Borrower's books, records and accounts, and take copies and extracts therefrom, all at such reasonable times during normal business hours and as often as the Lenders may reasonably request. The Lenders will use reasonable efforts to keep
     all   Confidential  Information  (as  herein   defined)
     confidential and not to disclose or reveal the Confidential Information or any part thereof other than (i) as required by law or judicial order, and (ii) to the Lenders, El Paso and their subsidiaries, Affiliates, officers, employees, legal counsel, regulatory authorities, accountants or advisors, or (iii) as may be advisable or required in connection with the enforcement of the Lenders' and the Agent's rights and remedies under the Notes, this Agreement and the other Loan Documents. As used herein, "Confidential Information" means information about the Borrower furnished by the Borrower to the Lenders, but does not include information (i) which was publicly known, or otherwise known to the Lenders, at the time of the disclosure, (ii) which subsequently becomes publicly known through no act or omission by the Lenders, or
     (iii) which otherwise becomes known to the Lenders, other than through disclosure by the Borrower.

          (k) Notice of Certain Events. The Borrower shall promptly notify the Agent if Borrower learns of the occurrence of (i) any event which constitutes a Default or an Event of Default together with a detailed statement by Borrower of the steps being taken to cure such Event of Default; (ii) any legal, judicial or regulatory proceedings affecting Borrower or any of the Affiliates', assets or properties of Borrower which, if adversely determined, would present a risk (other than a remote risk) of having a Material Adverse Effect;
     (iii) any dispute between Borrower and any governmental or regulatory body or any other Person which, if adversely determined, would present a risk (other than a remote risk) of having a Material Adverse Effect;
     (iv) any other matter which in Borrower's reasonable opinion could have a Material Adverse Effect.

          (l) ERISA Information and Compliance. The Borrower will promptly furnish to the Agent immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the chief financial officer of Borrower specifying the nature thereof, what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

          (m) Environmental Reports and Notices. The Borrower will, deliver to the Agent (i) promptly upon its becoming available, one copy of each report sent by Borrower to any court, governmental agency or instrumentality pursuant to any Environmental Law, (ii) notice, in writing, promptly upon Borrower's receipt of notice or otherwise learning of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law would present a risk (other than a remote risk) of having a Material Adverse Effect; (y) the release or threatened release of any toxic or hazardous waste into the environment which would present a risk (other than a remote risk) of having a Material Adverse Effect or which release Borrower would have a duty to report to any court or government agency or instrumentality, or
     (iii) the existence of any Environmental Lien on any properties or assets of Borrower, and Borrower shall immediately deliver a copy of any such notice to Agent.

          (n)   Compliance  and Maintenance.   The  Borrower
     will (i) observe and comply in all material respects with all Environmental Laws; (ii) except as provided in Subsections 12(o) and 12(p) below, maintain the Oil and Gas Properties and other assets and properties in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to the Oil and Gas Properties and other assets and properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times in the opinion of the Borrower exercised in good faith; (iii) take or cause to be taken whatever actions are necessary or desirable to prevent an event or condition of default by Borrower under the provisions of any gas purchase or sales contract or any other contract, agreement or lease comprising a part of the Oil and Gas Properties or other collateral security hereunder; and
     (iv) furnish Agent upon request evidence satisfactory to Agent that there are no Liens, claims or encumbrances on the Oil and Gas Properties, except Permitted Liens.

          (o) Operation of Properties. Except as provided in Subsection 12(p) and (q) below, the Borrower will operate, or use reasonable efforts to cause to be operated, all Oil and Gas Properties in a careful and efficient manner in accordance with the practice of the industry and in compliance in all material respects with all applicable laws, rules, and regulations, and in compliance in all material respects with all applicable proration and conservation laws of the jurisdiction in which the properties are situated, and all applicable laws, rules, and regulations, of every other agency and authority from time to time constituted to regulate the development and operation of the properties and the production and sale of hydrocarbons and other minerals therefrom; provided, however, that the Borrower shall have the right to contest in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and pending such contest may defer compliance therewith, as long as such deferment shall not subject the properties or any part thereof to foreclosure or loss.

          (p) Compliance with Leases and Other Instruments. The Borrower will pay or cause to be paid and discharge all rentals, delay rentals, royalties, production payment, and indebtedness required to be paid by Borrower (or required to keep unimpaired in all material respects the rights of Borrower in Oil and Gas Properties) accruing under, and perform or cause to be performed in all material respects each and every act, matter, or thing required of Borrower by each and all of the assignments, deeds, leases, subleases, contracts, and agreements in any way relating to Borrower or any of the Oil and Gas Properties and do all other things necessary of Borrower to keep unimpaired in all material respects the rights of Borrower thereunder and to prevent the forfeiture thereof or default thereunder; provided, however, that nothing in this Agreement shall be deemed to require Borrower to perpetuate or renew any oil and gas lease or other lease by payment of rental or delay rental or by commencement or continuation of operations nor to prevent Borrower from abandoning or releasing any oil and gas lease or other lease or well thereon when, in any of such events, when (i) in the opinion of Borrower exercised in good faith, it is not in the best interest of the Borrower to perpetuate the same and (ii) there are no proved oil or gas reserves attributable to the acreage released.

          (q) Certain Additional Assurances Regarding Maintenance and Operations of Properties. With respect to those Oil and Gas Properties which are being operated by operators other than the Borrower, the Borrower shall not be obligated to perform any undertakings contemplated by the covenants and agreement contained in Subsections 12(o) or 12(p) hereof which are performable only by such operators and are beyond the control of the Borrower; however, the Borrower agrees to promptly take all reasonable actions available under any operating agreements or otherwise to bring about the performance of any such material undertakings.

          (r)    Sale   of   Certain  Assets/Prepayment   of
     Proceeds. The Borrower will immediately pay over to the Agent for the ratable benefit of the Lenders as a prepayment of principal on the Notes, an amount equal to 100% of the Release Price received by Borrower from the sale of the Oil and Gas Properties, which sale has been approved in advance by the Required Lenders. The term "Release Price" as used herein shall mean a price determined by the Required Lenders in their discretion for such Oil and Gas Properties at the time in question. Any such prepayment of principal on the Notes required by this Section 12(r), shall not be in lieu of, but shall be in addition to, any Monthly Commitment Reduction or any mandatory prepayment of principal required to be paid pursuant to Section 9(b) hereof.

          (s) Title Matters. Within the periods specified in Schedule "8" hereto with respect to the Oil and Gas Properties listed on Schedule "8" hereto, furnish Agent with title opinions and/or title information reasonably satisfactory to Agent showing good and defensible title of Borrower to such Oil and Gas Properties subject only to the Permitted Liens. As to any Oil and Gas Properties now or hereafter mortgaged to Agent, Borrower will promptly (but in no event more than thirty (30) days after Agent's request therefor), furnish Agent with title opinions and/or title information reasonably satisfactory to Agent showing good and defensible title of Borrower to such Oil and Gas Properties subject only to Permitted Liens.

          (t) Curative Matters. Within ninety (90) days after the Effective Date with respect to matters listed on Schedule
     "9" and, thereafter, within sixty (60) days after receipt by Borrower from Agent or its counsel of written notice of title defects the Agent reasonably requires to be cured, Borrower shall either (i) provide such curative information,
     in   form  and  substance  satisfactory  to  Agent,  or
     (ii) substitute Oil and Gas Properties of value and quality satisfactory to the Agent for all of Oil and Gas Properties for which such title curative was requested but upon which Borrower elected not to provide such title curative information, and, within sixty (60) days of such substitution, provide title opinions or title information satisfactory the Agent covering the Oil and Gas Properties so substituted. If the

     Borrower fails to satisfy (i) or (ii) above within the time specified, the loan collateral value assigned by the Lenders to the Oil and Gas Properties for which such curative information was requested shall be deducted from the Borrowing Base resulting in a reduction thereof.

          (u) Change of Principal Place of Business. Borrower shall give Agent at least thirty (30) days prior written notice of its intention to move its principal place of business from the address set forth in Section 17 hereof.

          (v) Cash Collateral Accounts. Borrower shall establish and maintain with Agent one or more operating accounts for Borrower (the "Operating Accounts") and lockbox accounts for Borrower ("Lockbox Accounts"), the maintenance of each of which shall be subject to such rules and regulations as the Agent shall from time to time specify. Such accounts shall be maintained with the Agent until all amounts due hereunder and under the Notes have been paid in full. To the extent not already so instructed, Borrower shall within ten (10) days of the Effective Date instruct and cause all monetary proceeds of production from the Oil and Gas Properties to be remitted to their respective Lockbox
     Accounts.   Such proceeds of production  shall  not  be
     redirected without the prior written consent of the Required Lenders until such time as all indebtedness due Lenders by Borrower has been paid in full and the Commitment has been terminated. If no Event of Default (and no event which, with notice or lapse of time or both, would become an Event of Default) has occurred and is continuing, the full balance of the Lockbox Accounts each day will be deposited into the Operating Accounts. The Borrower hereby grants a security interest to Agent and the Lenders in and to the Lockbox Accounts and the Operating Accounts (collectively, the "Cash Collateral Accounts") and all checks, drafts and other items ever received for deposit therein. If any Event of Default shall occur and be continuing, Agent shall have the immediate right, without prior notice or demand, to take and apply against the Borrower's obligations hereunder any and all funds legally and beneficially owned by the Borrower then or thereafter on deposit in the Cash Collateral Accounts for the ratable benefit of the Lenders. One of the Operating Accounts required herein shall be a special purpose sinking fund account (the "Sinking Fund Account") for the accumulation of the interest payments to be made on the Senior Notes, and each month Borrower shall deposit into such Sinking Fund Account one-twelfth (1/12th) of the annual aggregate interest payments due on the Senior Notes beginning December 31, 1999. Borrower shall withdraw the funds deposited in such Operating Account only for the purpose of paying interest payments due on the Senior Notes. Borrower shall have deposited $3,500,000 in such Sinking Fund Account on or before the Effective Date.

          (w) Year 2000 Compatibility. Borrower covenants and agrees with Lenders that it will:

               (i)          Furnish   such   additional
          information, statements and other reports with respect to Borrower's activities, course of action and progress towards becoming Year
          2000 Compliant as Lenders may reasonably request from time to time;

               (ii)      In the event of any change  in
          circumstances  that  causes  or  will  likely
          cause  any of Borrower's representations  and
          warranties  with  respect  to  its  being  or
          becoming Year 2000 Compliant to no longer  be
          true  (hereinafter, referred to as a  "Change
          in   Circumstances")  then   Borrower   shall
          promptly,  and in any event within  ten  (10)
          days  of  receipt of information regarding  a
          Change in Circumstances, provide Lenders with
          written  notice (the "Notice") that describes
          in    reasonable   detail   the   Change   in
          Circumstances   and  how   such   Change   in
          Circumstances  caused or  will  likely  cause
          Borrower's   representations  and  warranties
          with  respect to being or becoming Year  2000
          Compliant  no  longer to be  true.   Borrower
          shall, within ten (10) days of a request, also provide Lenders with any additional information Lenders reasonably request of
          Borrower in connection with the Notice and/or a Change in Circumstances.

          (x) Engineering Report. The Borrower shall deliver to the Agent no later than January 31, 2000, an engineering report prepared by Ryder Scott covering all of Borrower's oil and gas properties, said report to be in form and substance satisfactory to Agent and El Paso.

     13. Negative Covenants. A deviation from the provisions of this Section 13 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Required Lenders prior to the date of deviation. The Borrower will at all times comply with the covenants contained in this Section 13 from the date hereof and for so long as the Commitment is in existence or any amount is owed to the Agent or the Lenders under this Agreement or the other Loan Documents.

          (a)       Negative Pledge.  Borrower shall not:

                 (i) create, incur, assume or permit to exist any Lien, security interest or other encumbrance on any of its assets or properties except Permitted Liens; or

                    (ii) sell, lease, transfer or otherwise dispose of, in any fiscal year, any of its assets except for (A) sales, leases, transfers or other dispositions made in the ordinary course of Borrower's oil and gas businesses, (B) sales made with
          the consent of Required Lenders which are made pursuant to, and in full compliance with, Section 12(r) hereof; and
          (C) sales, leases or transfers or other dispositions made by Borrower between Borrowing Base Determination Dates which do not exceed $250,000 in the aggregate, the proceeds from
          which are paid over to Agent
          pursuant  to  the  provisions  of  Section   12(r)
          hereof;

          (b) Current Ratio. Borrower shall not allow its ratio of Current Assets to Current Liabilities to be less than 1.0 to 1.0 as of the end of any month beginning with the month ending January 31, 2000.

          (c) Minimum Interest Coverage Ratio. The Borrower will not allow its Minimum Interest Coverage Ratio to be less than 1.0 to 1.0 as of the end of any month beginning with the month ending January 31, 2000.

          (d) Consolidations and Mergers. Borrower will not consolidate or merge with or into any other Person, except that Borrower may merge with another Person if Borrower is the surviving entity in such merger and if, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

          (e) Debts, Guaranties and Other Obligations. Borrower will not incur, create, assume or in any manner become or be liable in respect of any indebtedness, nor will Borrower guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise, except that the foregoing restrictions shall not apply to:

               (i) the Notes and any renewal or increase thereof, or other indebtedness of the Borrower heretofore disclosed to Lenders in the Borrower's Financial Statements or on Schedule "4" hereto; or

               (ii) taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed; or

               (iii) other indebtedness of any nature not in excess of $500,000 in the aggregate; or

               (iv)    lease   or   rental  agreements   not
          requiring annual rental payments in excess of $100,000 in the aggregate; or

               (v)   indebtedness  under  the  Senior  Notes
          presently outstanding; or

               (vi)  any renewals or extensions of (but  not
          increases in) any of the foregoing.

          (f) Dividends. Borrower will not declare or pay any cash dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders as such; provided, however, that Borrower may pay cash dividends on any preferred stock outstanding as of the Effective Date so long as no Default or Event of Default has occurred and is continuing or would occur as a result of the payment of any such cash dividends.

          (g)   Loans and Advances.  Borrower shall not make
     or  permit to remain outstanding any loans or  advances
     to   or  in  any  Person,  except  that  the  foregoing
     restriction shall not apply to:

               (i)   loans  or advances to any  Person,  the
          material  details of which have been set forth  in
          the   Financial   Statements   of   the   Borrower
          heretofore furnished to Lenders; or

               (ii) advances made in the ordinary course of Borrower's oil and gas business to Persons who are not its Affiliates; or

               (iii)        investments   permitted    under
          Section 13(l); or

               (iv)  other  loans or advances not  exceeding
          $2,500,000 outstanding at any time.

          (h) Payables and Receivables. Borrower will not discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts receivable. Borrower will diligently attempt to collect all of its receivables, including those owing by Affiliates. Borrower will not permit any account payable to remain outstanding for more than ninety (90) days unless such account payable is being contested by Borrower in good faith.

          (i) Nature of Business. Borrower will not permit any material change to be made in the character of its business as carried on at the date hereof.

          (j) Transactions with Affiliates. Borrower will not enter into any transaction with any Affiliate, except transactions upon terms that are no less favorable to Borrower than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

          (k) Hedging Transactions. Borrower will not enter into any Rate Management Transaction, except the foregoing prohibitions shall not apply to
     (x) transactions consented to in writing by the Required Lenders which are on terms acceptable to the Required Lenders, or (y) Pre-Approved Contracts.

          (l) Investments. Borrower shall not make any investments in any Person, except such restriction shall not apply to:

               (i)   investments in direct  obligations
          of the United States of America or any agency thereof;

               (ii)  investments  in  certificates   of
          deposit issued by the Lenders or certificates of deposit with maturities of less than one year, issued by other commercial banks in the United States having capital and surplus in excess of $500,000,000 and which have a rating of (A) 50 or above by Sheshunoff and
          (B) "B" or above by Keef-Bruett; or

               (iii)      investments in insured  money
          market  funds, Eurodollar investment accounts
          and  other similar accounts at Agent or  such
          investment  with  maturities  of  less   than
          ninety (90) days at other commercial banks having capital and surplus in excess of $500,000,000 and which have a rating of (A)
          50 or above by Sheshunoff and (B) "B" or above by Keef-Bruett; or

               (iv)  investments in partnerships listed
          on  Schedule "2" hereof, provided that (A) no
          equity  investment  may  be  made  after  the
          Effective Date in any such partnership except
          to  the extent that Borrower is contractually
          obligated on the Effective Date to make  such
          investment,  (B)  no debt investment  may  be
          made  in  any  such  partnership  after   the
          Effective Date with a term of more  than  one
          year,   and  (C)  the  aggregate  outstanding
          amount   of   all   such  debt   and   equity
          investments made after the Effective Date shall not exceed $2,000,000; or

               (v)    debt   investments   in   Midland
          Southwest Software, inc. provided that the aggregate outstanding amount of all such debt investments made after the Effective Date shall not exceed $500,000.

          (m)   Amendment  to  Articles of Incorporation  or
     Bylaws. Borrower will not permit any amendment to, or any alteration of, its Articles of Incorporation or Bylaws.

          (n) Proceeds of Production. Borrower shall not redirect the payment of the proceeds of production from the Oil and Gas Properties to anyone or any place other than to the Lockbox Account at the Agent.

          (o) Issuance of Preferred Stock. Borrower shall not issue any preferred stock after the Effective Date.

          (p) Amendments to and Redemption of Preferred Stock or Other Equity. Borrower shall not (i) amend any outstanding equity issue after the Effective Date without the consent of Required Lenders, or (ii) redeem any preferred stock without the consent of all Lenders.

          (q) Payment or Pre-Payment of Other Indebtedness. Except as otherwise provided for in this Agreement is outstanding, Borrower shall not make any unscheduled principal payments on or redeem any of its indebtedness (other than indebtedness owed the Lenders hereunder) or purchase or redeem any of its equity.

          (r) Purchase of Senior Notes. Borrower shall not purchase any of its Senior Notes except that the foregoing shall not apply to purchases of such Senior Notes at a price not in excess of $650 per $1,000 face amount. Borrower shall comply with all state and federal securities laws in connection with any purchase of Senior Notes, including without limitation, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

     14. Events of Default. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

          (a) The Borrower shall fail to pay when due or declared due the principal of, and the interest on, the Notes, or any fee or any other indebtedness of the Borrower incurred pursuant to this Agreement or any other Loan Document; or

          (b) Any representation or warranty made by Borrower under this Agreement, or in any certificate or statement furnished or made to the Lenders pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data furnished or to be furnished or made by Borrower under any Loan Document, including this

     Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

          (c) Default shall be made in the due observance or performance of any of the covenants or agreements of the Borrower contained in the Loan Documents, including this Agreement (excluding covenants contained in
     Section 13 of the Agreement for which there is no cure period), and such default shall continue for more than thirty (30) days; or

          (d) Default shall be made in the due observance or performance of the covenants of Borrower contained in Section 13 of this Agreement; or

          (e) Default shall be made in respect of any obligation for borrowed money, other than the Notes, including but not limited to any default under the Indenture, for which Borrower is liable (directly, by assumption, as guarantor or otherwise), or any obligations secured by any mortgage, pledge or other security interest, lien, charge or encumbrance with respect thereto, on any asset or property of Borrower or in respect of any agreement relating to any such obligations unless such Borrower is not liable for same (i.e., unless remedies or recourse for failure to pay such obligations is limited to foreclosure of the collateral security therefor), and if such default shall continue beyond the applicable grace period, if any; or

          (f) Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action authorizing the foregoing; or

          (g) An involuntary case or other proceeding, shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower under the federal bankruptcy laws as now or hereinafter in effect; or

          (h) A final judgment or order for the payment of money in excess of $500,000 (or judgments or orders aggregating in excess of $500,000) shall be rendered against Borrower and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days; or

          (i) In the event the Total Outstandings shall at any time exceed the Borrowing Base, and the Borrower shall fail to comply with the provisions of Section
     9(b) hereof; or

          (j)  A Change of Control shall occur; or

          (k)  A Change of Management shall occur.

      Upon occurrence of any Event of Default specified in Subsections 14(f) or (g) hereof, the entire principal amount due under the Notes and all interest then accrued thereon, and any other liabilities of the Borrower hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of any other Event of Default, the Agent, upon request of Required Lenders, shall by notice to the Borrower declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be
forthwith   due  and  payable,  whereupon  the  same   shall
forthwith become due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which the Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding. Nothing contained in this Section 14 shall be construed to limit or amend in any way the Events of Default enumerated in the Notes, or any other document executed in connection with the transaction contemplated herein.

      Upon the occurrence and during the continuance of any Event of Default, the Lenders are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any of the Lenders to or for the credit or the account of the Borrower against any and all of the indebtedness of the Borrower under the Notes and the Loan Documents, including this Agreement, irrespective of whether or not the Agent or the Lenders shall have made any demand under the Loan Documents, including this Agreement or the Notes and although such indebtedness may be unmatured. Any amount set-off by any of the Lenders shall be applied against the indebtedness owed the Lenders by the Borrower pursuant to this Agreement and the Notes. The Lenders agree promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have.

     15.  The Agent and the Lenders.

     (a) Appointment and Authorization. Each Lender hereby appoints Agent as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of Lenders are to be made available to the Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents;
(v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Lenders; (vi) to promptly distribute to each Lender all material information, requests, documents and items received from the Borrower under the Loan Documents; (vii) to promptly distribute to each Lender such Lender's Pro Rata Part of each payment or prepayment (whether voluntary, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents and (viii) to deliver to the appropriate Persons requests, demands, approvals and consents received from Lenders. Each Lender hereby authorizes Agent to take all actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. With respect to its Commitment hereunder and the Notes issued to it, Agent and any successor Agent shall have the same rights under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Agent and any successor Agent in its capacity as a Lender. Agent and any successor Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with the Borrower, and any person which may do business with the Borrower, all as if Agent and any successor Agent was not Agent hereunder and without any duty to account therefor to the Lenders; provided that, if any payments in respect of any property (or the proceeds thereof) now or hereafter in the possession or control of Agent which may be or become security for the obligations of the Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other business shall be applied to reduction of the obligations of the Borrower arising under the Loan Documents, then each Lender shall be entitled to share in such application according to its pro rata part thereof. Each Lender, upon request of any other Lender, shall disclose to all other Lenders all indebtedness and liabilities, direct and contingent, of the Borrower to such Lender as of the time of such request.

     (b) Note Holders. From time to time as other Lenders become a party to this Agreement, Agent shall obtain execution by the Borrower of additional Notes in amounts representing the Commitment of each such new Lender, up to an aggregate face amount of all Notes not exceeding
$100,000,000. The obligation of such Lender shall be governed by the provisions of this Agreement, including but not limited to, the obligations specified in Section 2 hereof. From time to time, Agent may require that the Lenders exchange their Notes for newly issued Notes to better reflect the Commitment of the Lenders. Agent may treat the payee of any Note as the holder thereof until written notice of transfer has been filed with it, signed by such payee and in form satisfactory to Agent.

     (c) Consultation with Counsel. Lenders agree that Agent may consult with legal counsel selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. Lenders acknowledge that Gardere & Wynne, L.L.P. is counsel for Bank One, both as Agent and as a Lender, and that such firm does not represent any of the other Lenders in connection with this transaction.

     (d) Documents. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

     (e) Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to Lenders and the Borrower, and Agent may be removed at any time with or without cause by all Lenders. If no successor Agent has been so appointed by Required Lenders (and approved by the Borrower) and has accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent. Any successor Agent must be approved by Borrower, which approval will not be unreasonably withheld provided that Borrower's consent shall not be required whenever an Event of Default exists. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent, as the case may be, shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 15 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent. To be eligible to be an Agent hereunder the party serving, or to serve, in such capacity must be an Eligible Assignee.

     (f) Responsibility of Agent. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents as to each and that Agent, shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Lender or the Borrower that such Lender or the Borrower considers that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Agent shall not incur liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable.

     Agent shall not be responsible to Lenders for any of the Borrower's recitals, statements, representations or warranties contained in any of the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any Lender under, the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of or any of the Loan Documents or for any failure by the Borrower to perform any of its obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     The relationship between Agent and each Lender is only that of agent and principal and has no fiduciary aspects. Nothing in the Loan Documents or elsewhere shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is therein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for the Borrower or any of its beneficiaries or other creditors. As to any matters not expressly provided for by the Loan Documents, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders and such instructions shall be binding upon all Lenders and all holders of the Notes; provided, however, that Agent shall not be required to take any action which is contrary to the Loan Documents or applicable law.

     Agent shall have the right to exercise or refrain from exercising, without notice or liability to the Lenders, any and all rights afforded to Agent by the Loan Documents or which Agent may have as a matter of law; provided, however, Agent shall not (i) except as provided in Sections 7(b) and 7(c) hereof, without the consent of Required Lenders designate the amount of the Borrowing Base or the Monthly Commitment Reduction or (ii) without the consent of Required Lenders, take any other action with regard to amending the Loan Documents, waiving any default under the Loan Documents or taking any other action with respect to the Loan Documents which requires consent of Required Lenders. Provided further, however, that no amendment, waiver, or other action shall be effected pursuant to the preceding clause (ii) without the consent of all Lenders which:
(i) would increase the Borrowing Base or decrease the Monthly Commitment Reduction, (ii) would reduce any fees hereunder, or the principal of, or the interest on, any Lender's Note or Notes, (iii) would postpone any date fixed for any payment of any fees hereunder, or any principal or interest of any Lender's Note or Notes, (iv) would materially increase any Lender's obligations hereunder or would materially alter Agent's obligations to any Lender hereunder, (v) would release Borrower from its obligation to pay any Lender's Note or Notes, (vi) release any of the Collateral, (vii) would change the definition of Required Lenders, (viii) would amend, modify or change any provision of this Agreement requiring the consent of all the Lenders,
(ix) would waive any of the conditions precedent to the Effective Date or the making of any Loan or issuance of any Letter of Credit or (x) would extend the Maturity Date or
(xi) would amend this sentence or the previous sentence. Agent shall not have liability to Lenders for failure or delay in exercising any right or power possessed by Agent pursuant to the Loan Documents or otherwise unless such failure or delay is caused by the gross negligence or willful misconduct of the Agent. Pursuant to the provisions of Section 14 of the Note Purchase Agreement, neither the Agent nor the Lenders may take any action requiring the consent, approval or joint activity of all Lenders or of Required Lenders, designate the Borrowing Base or Monthly Commitment Reduction, approve any Advance, release any Collateral, amend, waiver or release any of the Loan Documents, foreclose on any Collateral, accelerate the maturity of any Note or take any other like action under the Loan Documents without the prior written consent of El Paso.

          (g) Independent Investigation. Each Lender severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of the Borrower in connection with the making and continuation of its participation hereunder and has not relied exclusively on any information provided to such Lender by Agent in connection herewith, and each Lender represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the credit worthiness of the Borrower while the Notes are outstanding or its Commitment hereunder are in force. Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Other than as provided in this Agreement, Agent shall not have any duty, responsibility or liability to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into the possession of Agent.

          (h) Indemnification. Lenders agree to indemnify Agent, ratably according to their respective Commitments on a Pro Rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any proper and reasonable kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Each Lender shall be entitled to be reimbursed by the Agent for any amount such Lender paid to Agent under this Section 15(h) to the extent the Agent has been reimbursed for such payments by the Borrower or any other Person. The parties intend for the provisions of this Section to apply to and protect the Agent from the consequences of any liability including strict liability imposed or threatened to be imposed on Agent as well as from the consequences of its own negligence, whether or not that negligence is the sole, contributing or concurring cause of any such liability.

          (i) Benefit of Section 15. The agreements contained in this Section 15 are solely for the benefit of Agent and the Lenders and are not for the benefit of, or to be relied upon by, the Borrower, any affiliate of the Borrower or any other person.

          (j) Pro Rata Treatment. Subject to the provisions of this Agreement, each payment (including each prepayment) by the Borrower and collection by Lenders (including offsets) on account of the principal of and interest on the Notes and fees provided for in this Agreement, payable by the Borrower shall be made Pro Rata; provided, however, in the event that any Defaulting Lender shall have failed to make an Advance as contemplated under Section 3 hereof and Agent or another Lender or Lenders shall have made such Advance, payment received by Agent for the account of such Defaulting Lender or Lenders shall not be distributed to such Defaulting Lender or Lenders until such Advance or Advances shall have been repaid in full to the Lender or Lenders who funded such Advance or Advances.

          (k) Assumption as to Payments. Except as specifically provided herein, unless Agent shall have received notice from the Borrower prior to the date on which any payment is due to Lenders hereunder that the Borrower will not make such payment in full, Agent may, but shall not be required to, assume that the Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to Agent, each Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at the interest rate applicable to such portion of the Revolving Loan.

          (l) Other Financings. Without limiting the rights to which any Lender otherwise is or may become entitled, such Lender shall have no interest, by virtue of this Agreement or the Loan Documents, in (a) any present or future loans from, letters of credit issued by, or leasing or other financial transactions by, any other Lender to, on behalf of, or with the Borrower (collectively referred to herein as "Other Financings") other than the obligations hereunder; (b) any present or future guarantees by or for the account of the Borrower which are not contemplated by the Loan Documents; (c) any present or future property taken as security for any such Other Financings; or (d) any property now or hereafter in the possession or control of any other Lender which may be or become security for the obligations of the Borrower arising under any loan document by reason of the general description of indebtedness secured or property contained in any other agreements, documents or instruments relating to any such Other Financings.

          (m) Interests of Lenders. Nothing in this Agreement shall be construed to create a partnership or joint venture between Lenders for any purpose. Agent, Lenders and the Borrower recognize that the respective obligations of Lenders under the Commitment shall be several and not joint and that neither Agent nor any of Lenders shall be responsible or liable to perform any of the obligations of the other under this Agreement. Each Lender is deemed to be the owner of an undivided interest in and to all rights, titles, benefits and interests belonging and accruing to Agent under the Security Instruments, including, without limitation, liens and security interests in any collateral, fees and payments of principal and interest by the Borrower under the Commitment on a Pro Rata basis. Each Lender shall perform all duties and obligations of Lenders under this Agreement in the same proportion as its ownership interest in the Loans outstanding at the date of determination thereof.

          (n) Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among the Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to the Lenders, Agent may invest such funds pending distribution (at the risk of the Borrower). All interest on any such investment shall be distributed upon the distribution of such investment and in the same proportions and to the same Persons as such investment. All monies received by Agent for distribution to the Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by the Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

     16. Exercise of Rights. No failure to exercise, and no delay in exercising, on the part of the Agent or the Lenders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Agent and the Lenders hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of the Loan Documents, including this Agreement, or the Note nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

     17. Notices. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be given in writing (which may be by facsimile transmission) and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows: (a) BORROWER: SOUTHWEST ROYALTIES, INC., 407 N. Big Spring Road, Midland, Texas 79701-4786, Facsimile No. (915) 688-0191, Attention: H.H. Wommack, III, President;
(b) AGENT: BANK ONE, TEXAS, N.A., 1717 Main Street, Dallas, Texas 75201, Facsimile No. 214-290-2332, Attention: Wm. Mark Cranmer. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or delivered by facsimile as aforesaid or, if mailed, on the third day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this Section 17. Any notice required to be given to the Lenders shall be given to the Agent and distributed to all Lenders by the Agent.

     18. Expenses. The Borrower shall pay (i) all reasonable and necessary out-of-pocket expenses of the Agent and the Lenders, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or Event of Default or alleged default or Event of Default hereunder,
(ii) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent in connection with the preparation of any participation agreement for a participant or participants requested by the Borrower or any amendment thereof and (iii) if a Default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Agent and the Lenders, including fees and disbursements of counsel, in connection with such default and Event of Default and collection and other enforcement proceedings resulting therefrom. THE BORROWER HEREBY ACKNOWLEDGES THAT GARDERE & WYNNE, L.L.P. IS SPECIAL COUNSEL TO BANK ONE, AS AGENT AND AS A LENDER, UNDER THIS AGREEMENT AND THAT IT IS NOT COUNSEL TO, NOR DOES IT REPRESENT THE BORROWER IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. The Borrower is relying on separate counsel in the transaction described herein. The Borrower shall indemnify the Agent and the Lenders against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and filing of the Loan Documents. The obligations of this
Section 18 shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrower to the Lenders hereunder and under the Notes.

     19.  Indemnity.  The Borrower agrees to indemnify and hold
harmless   the  Agent,  the  Lenders,  El  Paso  and   their
respective   Affiliates,   officers,   employees,    agents,
attorneys,    successors,   assigns   and    representatives
(singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Lenders,
including   all   local  counsel  hired  by  such   counsel)
(collectively, "Claims") incurred by the any Indemnified Party in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents or arises in connection with the
duties,   obligations  or  performance  of  the  Indemnified
Parties  in  negotiating, preparing,  executing,  accepting,
keeping,   completing,  countersigning,  issuing,   selling,
delivering,   releasing,  assigning,  handling,  certifying,
processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby EVEN IF ANY OF THE FOREGOING ARISES OUT OF AN INDEMNIFIED PARTY'S ORDINARY NEGLIGENCE. The indemnity set forth herein shall include, without limitation, all losses, costs, liabilities, damages and expenses for which El Paso has provided indemnities to Agent and Lenders pursuant to Section 15 of the Note Purchase
Agreement.   The  indemnity set forth  herein  shall  be  in
addition  to  any  other obligations or liabilities  of  the
Borrower  to  the  Lenders hereunder or  at  common  law  or
otherwise,  and  shall  survive  any  termination  of   this
Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrower to the Lenders hereunder and under the Notes, provided that the Borrower shall have no obligation under this Section to that Indemnified Party with respect to any of the foregoing arising out of the
gross   negligence  or  willful  misconduct  of   the   that
Indemnified  Party.   If any Claim is asserted  against  any
Indemnified  Party, the Indemnified Party shall endeavor  to notify the Borrower of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). Each Indemnified Party shall have the right to employ, at the Borrower's expense, counsel of the Indemnified Party's
choosing  and  to  control the defense of  the  Claim.   The
Borrower may at its own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON AGENT AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM, EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     20. Governing Law. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS, DALLAS COUNTY, TEXAS, AND THE SUBSTANTIVE LAWS OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN.

     21. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     22. Maximum Interest Rate. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Lenders shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Notes any amount in excess of the Maximum Rate or the maximum amount of interest permitted under applicable law, and in the event any Lender ever receives, collects or applies as interest any such excess, or if an acceleration of the maturities of any Notes or if any prepayment by the Borrower results in the Borrower having paid any interest in excess of the Maximum Rate or the maximum amount of interest permitted under applicable law, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Notes for which such excess was received, collected or applied, and, if the principal balance of such Note is paid in full, any remaining excess shall forthwith be paid to the Borrower. All sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of the indebtedness evidenced by the Notes and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate of interest permitted by law, the Borrower and the Lenders shall, to the maximum extent permitted under applicable law,
(i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Note at the Maximum Rate.

     23. Amendments. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced. Borrower hereby acknowledges that it understands that pursuant to the terms of the Note Purchase Agreement, a copy of which is attached hereto as Exhibit "E", the Agent and the Lenders may not consent to any amendment of any of the Loan Documents or waive any Default or Event of Default hereunder without the written consent of El Paso.

     24. Multiple Counterparts. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

     25.   Conflict.   In  the event any term  or  provision
hereof is inconsistent with or conflicts with any provision of the Loan Documents, the terms or provisions contained in this Agreement shall be controlling.

     26. Survival. All covenants, agreements, undertakings, representations and warranties made in the Loan Documents, including this Agreement, the Notes or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

     27. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that the Borrower may not, without the prior written consent of all of the Lenders, assign any rights, powers, duties or obligations hereunder. El Paso is a third party beneficiary of the duties of Borrower hereunder to the Agent and the Lenders.

     28.  Assignments and Participations.

          (a) Each Lender shall have the right to sell, assign or transfer all or any part of its Note or Notes, its Commitment and its rights and obligations hereunder to one or more Affiliates, Lenders, financial institutions, pension plans, insurance companies, investment funds, or similar Persons who are Eligible Assignees or to a Federal Reserve
     Bank;   provided,  that in connection with  each  sale,
     assignment or transfer (other than to an Affiliate, a Lender or a Federal Reserve Bank), shall require the consent of Agent and the Borrower, which consents will not be unreasonably withheld; provided, however, that (i) no consent of the Agent or the Borrower shall be required for any sale, assignment or transfer made by Lenders to El Paso pursuant to the Note Purchase Agreement and (ii) no consent of the Borrower shall be required if an Event of Default has occurred and is continuing. It is further provided, that notwithstanding the foregoing and except in the event of the occurrence of an Immediate Default, pursuant to Section 3 of the Note Purchase Agreement, a commercial banking institution must always hold some portion of the Notes and
       the  Commitment.   Any such assignee,  transferee  or
     recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such

       Lender and a holder of such Note, Commitment and rights and obligations, including, without limitation, the right to vote on decisions requiring consent or approval of all Lenders or Required Lenders and the obligation to fund its Commitment; provided, that (1) each such sale, assignment, or transfer (other than to an Affiliate, a Lender or a Federal Reserve Bank) shall be in an aggregate principal amount not less than $5,000,000, (2) each remaining Lender shall at all times maintain Commitment then outstanding in an aggregate principal amount at least equal to $5,000,000; (3) each such sale, assignment or transfer shall be of a Pro Rata portion of such Lender's Commitment, (4) no Lender may offer to sell its Note or Notes, Commitment, rights and obligations or interests therein in violation of any securities laws; and (5) no such assignments (other than to a Federal Reserve Bank) shall become effective until the assigning Lender and its assignee delivers to Agent and Borrower an Assignment and Acceptance and the Note or Notes subject to such assignment and other documents evidencing any such assignment. An assignment fee in the amount of
     $3,500 for each such assignment (other than to an Affiliate, El Paso, a Lender or the Federal Reserve
     Bank) will be payable to Agent by assignor or assignee. Within five (5) Business Days after its receipt of copies of the Assignment and Acceptance and the other documents relating thereto and the Note or Notes, the Borrower shall execute and deliver to Agent (for delivery to the relevant assignee) a new Note or Notes evidencing such assignee's assigned Commitment and if the assignor Lender has retained a portion of its Commitment, a replacement Note in the principal amount of the Commitment retained by the assignor (except as provided in the last sentence of this paragraph (a) such Note or Notes to be in exchange for, but not in payment of, the Note or Notes held by such Lender). On and after the effective date of an assignment hereunder, the assignee shall for all purposes be a Lender, party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and no further consent or action by Borrower, Lenders or the Agent shall be required to release the transferor Lender with respect to its Commitment assigned to such assignee and the transferor Lender shall henceforth be so released.

          (b) Each Lender shall have the right to grant participations in all or any part of such Lender's Notes and Commitment hereunder to one or more pension plans, investment funds, insurance companies, financial institutions or other Persons, provided, that, except with respect to participations sold to El Paso under the Note Purchase Agreement:

               (i)     each    Lender    granting     a
          participation shall retain the right to  vote
          hereunder,  and  no  participant   shall   be
          entitled   to  vote  hereunder  on  decisions
          requiring consent or approval of any Lender or Required Lenders (except as set forth in (iii) below);

               (ii) in the event any Lender grants a participation hereunder, such Lender's obligations under the Loan
          Documents shall remain unchanged, such

          Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note or Notes for all purposes under the Loan Documents, and Agent, each Lender and Borrower shall be entitled to deal with the Lender granting a participation in the same manner as if no participation had been granted; and

               (iii)     no participant shall ever have
          any  right by reason of its participation  to
          exercise   any  of  the  rights  of   Lenders
          hereunder, except that any Lender  may  agree
          with  any  participant that such Lender  will
          not,  without the consent of such participant
          (which   consent  may  not  be   unreasonably
          withheld) consent to any amendment or waiver requiring approval of all Lenders.

          (c) It is understood and agreed that any Lender may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrower's properties and operations which has been provided to such Lender pursuant to or in connection with this Agreement.

          (d) Upon the reasonable request of either Agent or Borrower, each Lender will identify those to whom it has assigned or participated any part of its Notes and Commitment, and provide the amounts so assigned or participated.

     29. Choice of Forum: Consent to Service of Process and Jurisdiction. THE OBLIGATIONS OF BORROWER UNDER THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. ANY SUIT, ACTION OR PROCEEDING AGAINST THE BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF DALLAS, OR IN THE UNITED STATES COURTS LOCATED IN DALLAS COUNTY, TEXAS AND THE BORROWER
HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURT BY THE MAILING THEREOF BY LENDER BY REGISTERED OR
CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER, AS APPLICABLE, AT THE ADDRESS FOR NOTICES AS PROVIDED IN
SECTION 17. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF DALLAS, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     30. Waiver of Jury Trial. THE BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     31. Other Agreements. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     32. Financial Terms. All accounting terms used in this Agreement which are not specifically defined herein shall be construed in accordance with GAAP.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              BORROWER:

                              SOUTHWEST ROYALTIES, INC.
                              a Delaware corporation


                              By:  /s/ Bill E. Coggin
                                   ------------------
                              Name:     Bill E. Coggin
                              Title: Vice President

                              LENDERS:

100% Commitment                    BANK ONE, TEXAS, N.A.,
                              a national banking association


                              By:  /s/ Wm. Mark Cranmer
                                   --------------------
                              Name:     Wm. Mark Cranmer
                              Title: Vice President

                              ADMINISTRATIVE AGENT:

                              BANK ONE, TEXAS, N.A.,
                              a national banking association


                              By:  /s/ Wm. Mark Cranmer
                                   --------------------
                              Name:     Wm. Mark Cranmer
                              Title: Vice President